Exhibit 10.1

LEASE AGREEMENT (SINGLE TENANT – NNN)

by and between

Centennial Valley Properties I, LLC “Landlord”

and

Biodesix, Inc.

“Tenant”

List of Exhibits

Exhibit A	Site Plan of the Premises and Building
Exhibit B	Legal Description of the Premises
Exhibit C	[intentionally omitted]
Exhibit D	Depiction of Subdivision Boundaries
Exhibit E	Form of Hazardous Materials Disclosure Certificate

i

Exhibit F	Commencement Date Certificate
Exhibit G	Form Memorandum of Lease
Exhibit H	Option to Extend Addendum
Exhibit I	Work Letter

ii

LEASE AGREEMENT (SINGLE TENANT – NNN)

This Lease Agreement (Single Tenant – NNN) (“Lease”) is entered into as of 3/11/2022, (the “Effective Date”), by and between Landlord and Tenant as defined in Article I below

ARTICLE I

BASIC PROVISIONS AND CERTAIN DEFINITIONS

1.1 Definitions. The following list sets out certain defined terms and certain financial and other information pertaining to this Lease:

(a)
“Landlord”: Centennial Valley Properties I, LLC, a Colorado limited liability company
(b)
Landlord's notice address:

c/o Koelbel and Company 5291 E. Yale Avenue Denver CO 80222

Attn:

and

c/o Koelbel and Company 5291 E. Yale Avenue Denver CO 80222

Attn:

With a copy to:

Brownstein Hyatt Farber Schreck, LLP 410 Seventeenth Street, Suite 2200

Denver, CO 80202 Attn:

(c)
“Tenant”: Biodesix, Inc., a Delaware corporation
(d)
Tenant's notice address:

2970 Wilderness Place, Suite 100

Boulder, CO 80301

Attn: Legal Affairs

(e)
“Center” as defined in Section 3.4 of this Lease
(f)
“Land”: that certain real property located in Boulder County, Colorado and described on

Exhibit B.

(g)
“Premises”: the Building, together with the Land as depicted on Exhibit A attached to this Lease, and all parking, landscaping, and other improvements situated thereon.
(h)
“Building”: that certain Building containing approximately 79,980 leasable square feet in area (the “Rentable Area”), as depicted on Exhibit A attached to this Lease with an address of 919 West Dillion Rd. Louisville, CO 80027. Landlord and Tenant agree the Rentable Area is deemed to be the area of the Building for all purposes and not subject to revision whether or not the actual square footage is more or less except as specifically provided for in Section 3.3 below.
(i)
“Permitted Use”: as defined in Section 4.1 of this Lease.

(j)
“Lease Term”: commencing on the Commencement Date (as defined below) and for 144 months after the Commencement Date, with the last day of the last such month being the “Expiration Date”. At the request of Landlord, Tenant shall execute and deliver to Landlord on or after the Commencement Date a completed certificate in substantially the form attached hereto as Exhibit F (the “Commencement Date Certificate”). If the Commencement Date is a date other than the first day of a calendar month, for purposes of calculating the Expiration Date and the timing of all scheduled increases in Base Rent during the Term only, the Commencement Date shall be deemed to be the first day of the calendar month following the Commencement Date. If the Commencement Date does not occur on the first day of a calendar month, then for purposes of Rent payments, “month 1” shall commence on the Commencement Date and shall end at the conclusion of the last calendar day of the following calendar month (for example, if the Commencement Date is February 10th, then “month 1” in the Rent chart would begin on February 10th and would end upon the conclusion of business on March 31st). And in such event the Rent for “month 1” shall be pro-rated based on the actual number of days in such “month 1”
(k)
“Commencement Date” shall be the earlier of:
(i)
the date upon which the Tenant first commences to conduct business (as defined below) in the Premises; or
(ii)
April 1, 2023.

For purposes of determining the Commencement Date, to “conduct business” means to conduct revenue generating business, rather than activities in preparation for revenue generating business, such as verification and validation of equipment.

(l)
“Renewal Option”: Landlord hereby grants to Tenant two (2) options to extend the term of this Lease for either seven (7) or ten (10) years each, each commencing when the prior term expires, as more particularly set forth in Exhibit H attached hereto.
(m)
“Base Rent”: Base Rent shall be the sum of the amounts set forth below and shall be paid as follows during the respective months of the Lease Term:

Period	Annualized Base Rent Rate per square foot of Building	Base Rent/Year	Base Rent/Month
1-12	*$34.00	$2,719,320.00	$226,610.00
13-24	⸶$34.00	$2,719,320.00	$226,610.00
25-36	$35.02	$2,800,899.60	$233,408.30
37-48	$36.07	$2,884,878.60	$240,406.55
49-60	$37.15	$2,971,257.00	$247,604.75
61-72	$38.27	$3,060,834.60	$255,069.55
73-84	$39.42	$3,152,811.60	$262,734.30
85-96	$40.60	$3,247,188.00	$270,599.00
97-108	$41.82	$3,344,763.60	$278,730.30
109-120	$43.07	$3,444,738.60	$287,061.55
121-132	$44.36	$3,547,912.80	$295,659.40
133-144	$45.69	$3,654,286.20	$304,523.85

* Subject to Abated Rent pursuant to Section 8.7(a).

⸶ Subject to Partial Abated Rent pursuant to Section 8.7(b).

(n)
“Security Deposit”: Five Million Dollars ($5,000,000.00), such Security Deposit being due and payable upon execution of this Lease and being subject to contingent reduction and the other applicable provisions of Section 21.7 and Article XXIV of this Lease.
(o)
“Rent”: as defined in Section 8.1 of this Lease.
(p)
“REA”: that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements dated December 16, 1993, executed by HD Delaware Properties, Inc. and recorded December 23, 1993 in the real property records of Boulder County, Colorado under Reception Number 1376228, as amended by the following documents and as may be subsequently amended from time to time:
(i)
that certain Amended and Restated First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easements dated February 9, 1994 and recorded April 5, 1994 in the real property records of Boulder County, Colorado under Reception Number 1412746;
(ii)
that certain Second Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easements dated August 25, 1995 and recorded December 6, 1996 in the real property records of Boulder County, Colorado under Reception Number 1662559;
(iii)
that certain Albertson’s Consent to Second Amendment under Declaration of Covenants dated April 5, 1995 and recorded December 6, 1996 in the real property records of Boulder County, Colorado under Reception Number 1662560; and
(iv)
that certain Third Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easements recorded December 31, 1998 in the real property records of Boulder County, Colorado under Reception Number 1888374.
(q)
“Permitted Encumbrances”: Collectively, (i) any Superior Holder instrument, (ii) the REA, (iii) any utility easements and temporary construction easements granted by Landlord in the ordinary course of business that will not materially and adversely affect all or any portion of the Premises or Tenant’s access or use thereof pursuant to the terms of this Lease or otherwise increase the Rent due hereunder from Tenant, and (iv) all matters of record with respect to the Premises as of the Effective Date.

1.2 Address for Rent Payments: All amounts payable by Tenant to Landlord shall, until further notice from Landlord, be paid to Landlord by ACH or Wire Transfer pursuant to the following instructions:

[information has been omitted]

1.3 Net Lease. Except as otherwise provided herein, all Rent shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Rent to be paid each month during the Term of this Lease and Tenant shall pay either directly or as reimbursement to Landlord for all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises which may arise or become due during the Term of this Lease including, without limitation, all costs and expenses of operation, maintenance and repairs, utilities, insurance and taxes relating to the Premises.

ARTICLE II

GRANTING CLAUSE

2.1 Grant and Acceptance. Landlord leases the Premises to Tenant and Tenant accepts the Premises from Landlord for the Lease Term, upon and subject to the terms and conditions set forth in this Lease.

2.2 Title Matters; REA. Landlord and Tenant acknowledge and agree the Premises and this Lease are subject to the Permitted Encumbrances, and Tenant (for itself, and any permitted assignee or subtenant) hereby covenants and agrees not to violate any provision of the Permitted Encumbrances including the REA.

2.3 Quiet Enjoyment. Upon payment by Tenant of the Rents herein provided, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed, Tenant shall, subject to all of the terms, provisions, covenants and conditions of this Lease and the Permitted Exceptions, peaceably and quietly hold and enjoy the Premises for the entire Lease Term without hindrance or molestation from all persons claiming by, through or under Landlord.

2.4 Financing Contingency. Landlord’s obligations under this Lease are expressly contingent upon Landlord obtaining financing for the Premises, Landlord’s obligations for the Landlord Work and the Allowance on such terms as Landlord deems acceptable in its sole discretion (“Landlord’s Financing Contingency”). If, for any reason, Landlord’s Financing Contingency is not satisfied or waived on or before the April 1, 2022 (the “Landlord Financing Deadline”), Landlord may elect to terminate this Lease upon written notice to Tenant delivered on or before the date that is five (5) business days after the Landlord Financing Deadline in which event the Security Deposit or the Letter of Credit, as applicable, shall be returned to Tenant and each party shall be relieved of all further obligations and liabilities under this Lease other than any indemnification obligations and Tenant’s obligation to surrender the Premises as provided for under this Lease. Landlord may waive the Landlord’s Financing Continency prior to the Landlord Financing Deadline only upon written notice to Tenant.

ARTICLE III

ACCEPTANCE AND DELIVERY OF PREMISES; SUBDIVISION OF PREMISES

3.1 Acceptance of Premises. Except for Landlord's express assumption of construction obligations for the Landlord Work under the Work Letter attached as Exhibit I to this Lease, or as otherwise provided for under this Lease, the Premises are leased “AS IS,” with Tenant accepting all defects, if any; and Landlord makes no warranty of any kind, express or implied, with respect to the Premises (without limitation, Landlord makes no warranty as to the habitability, fitness or suitability of the Premises for a particular purpose, nor as to compliance with any laws, rules or regulations). Notwithstanding the foregoing, Landlord represents and warrants that, to Landlord’s actual knowledge, as of the Effective Date, the Premises does not contain any asbestos containing materials or Hazardous Materials in excess of amounts permitted under Environmental Laws. This Section 3.1 is subject to any contrary requirements under Applicable Laws; however, in this regard, Tenant acknowledges that it has been given the opportunity to inspect the Premises and to have qualified experts inspect the Premises prior to the execution of this Lease.

3.2 Delivery; Construction Period. Landlord shall deliver the Premises to Tenant on or before the date that is three (3) business days after the Effective Date and the date of Landlord’s delivery shall be the “Delivery Date.” Tenant may enter and occupy the Premises from and after the Delivery Date even though the Delivery Date is prior to the Commencement Date (“Construction Period”) solely for the purpose of performing Tenant Work (as defined in the Work Letter) and any tests, inspections, and investigations in connection therewith, and to commence preparing the Premises for its operations. Tenant agrees (a) any such early entry into the Premises by Tenant shall be at Tenant’s sole risk, (b) Tenant shall not unreasonably interfere with Landlord or Landlord’s agents in the performance and completion of the Landlord Work (as defined in the Work Letter), (c) Tenant shall comply with and be bound by all provisions of this Lease during the period of any such early entry except (i) for the payment of Base Rent and Pass-Through Costs and the costs for electricity and water to the Premises, (ii) for carrying property insurance as set forth in Section 14.214.2(b), provided that Tenant’s property insurance requirements otherwise being satisfied by its Contractor in accordance with insurance standards required under the Work Letter and (iii) for carrying business interruption service as set forth in Section 11.2(b), (d) prior to entry upon the Premises by Tenant, Tenant shall pay for and provide to Landlord certificates evidencing the existence and amounts of liability insurance carried by Tenant, which coverage must comply with the provisions of this Lease relating to insurance, and (e) Tenant shall, and shall require Tenant’s Construction Agents (as defined in the Work Letter) to, comply with the Work Letter and all Laws required to perform its work during the early entry on the Premises.

3.3 Remeasurement of Premises. Notwithstanding the Rentable Area set forth in Section 1.1(h) above, Tenant is entitled to verify the area of the Building and establish a modified Rentable Area pursuant to the terms of this Section 3.3. Tenant’s option to remeasure the Building is subject to (a) such remeasurement being performed and certified by a licensed architect using the BOMA 2017 (ANSI Z65.1-2017) standard; and (b) delivery of a copy of the certified measurement to Landlord on or before the date that is sixty (60) days following the Effective Date. If the certified remeasurement is different from the Rentable Area set forth above, the parties shall enter into an amendment modifying the Lease to reflect the new Rentable Area and adjusting the Base Rent and the Allowance. Landlord agrees that notwithstanding the methodology of measurement cited above, the mezzanine space existing as of the Effective Date shall not be included in Tenant’s remeasurement.

3.4 Subdivision of Premises. As of the Effective Date, the Land is a single subdivided parcel and tax parcel. Landlord reserves the right, from time to time, to subdivide the Land and create one or more separate legal and tax parcels generally in the area depicted on Exhibit D attached hereto (each, a “Subdivision”) without Tenant’s consent; provided, however, that such Subdivision (a) shall not materially and adversely impact Tenant’s Permitted Use; (b) shall not adversely impact access to Tenant’s loading docks by delivery trucks, (c) shall not result in a parking ratio of less than 2.5 spaces per 1,000 square feet of Rentable Area; and (d) shall otherwise be in compliance with the terms and conditions of this Section 3.4 Upon Landlord’s election to affect a Subdivision the area of the Land comprising the Premises shall be deemed reduced to exclude the area or areas so subdivided. For each Subdivision, if any, Tenant agrees to execute an amendment to this Lease so reducing the area of the Land. In the event of a Subdivision, from and after the date of such Subdivision: (i) any Pass-Through Costs attributable to the subdivided area or areas shall be excluded from Tenant’s Pass-Through Costs; (ii) any Pass-Through Costs attributable to the Premises and one or more subdivided areas shall be allocated between the Premises and such other areas in proportion to the relative area of the Premises and such subdivided areas as relates to the area of the Land; (iii) the Premises and any such subdivided parcels shall be considered part of the “Center” in which case, the term Center as used in this Lease shall apply and (iv) Landlord shall be entitled to designate portions of the Center, from time to time, for use in common by, inter alia, Landlord, Tenant and any other occupants of the Center and such other parties as provided for under the REA.

ARTICLE IV

PERMITTED USE

4.1 Permitted Use of Premises. The Premises shall be used only for contemporary office, light assembly, distribution, laboratory research and laboratory testing lab use including, but not limited to:, laboratory machines, fume hoods, associated laboratory support, light assembly and distribution equipment, offices, open furniture systems, meeting space, computer and communications network room, collaborative open environments, food and beverage areas with minimal food preparation, catering preparation and layout consistent with the Environmental Questionnaire (as defined in Section 5.1(a) below) and for such other lawful purposes as are incidental thereto and subject to all other provisions hereof. Tenant covenants and warrants that Tenant will not operate a Vivarium at the Premises. Tenant acknowledges that the specification of a “permitted use” means only that Landlord has no objection to the specified use and does not include any representation or warranty by Landlord as to whether or not such specified use complies with Applicable Laws and/or requires special governmental permits. Use of the Premises shall be subject to such rules, regulations and restrictions which Landlord may make from time to time; provided such rules and regulations do not materially increase Tenant’s obligations or materially decrease Tenant’s rights under the Lease is and provided further that Tenant has received a written copy of all such rules and regulations and no less than sixty (60) days to comply with such new or modified Rules and Regulations (collectively, “Rules and Regulations”).

4.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of Applicable Laws. Tenant shall not do or permit anything to be done in or about the Premises from and after the Delivery Date which will in any way (a) damage the reputation of the Premises or, if applicable, the Center (provided, however, the use of the Premises for the Permitted Use shall not be deemed in and of itself to damage such reputation), (b) impair, interfere with or otherwise diminish the use of any of the Premises or, if applicable, the Center, (c) obstruct or interfere with the rights of other tenants or occupants of the Center, if applicable, (d) use or allow the Premises to be used for any improper, unlawful or objectionable purpose, (e) void Tenant's or Landlord's insurance, increase the cost of insurance or cause the disallowance of sprinkler credits, provided that if Tenant causes any increase in the cost of Landlord’s insurance, then Tenant shall pay to Landlord the amount of such increase as Additional Rent, or (f) cause or permit the storage of trucks, trailers boats, recreational vehicles or storage containers in the parking area of the Premises other than those owned or used by Tenant for standard business operations which may include up to five (5) vans owned and operated by Tenant and trailer trucks located in or adjacent to the Building’s loading docks.

4.3 Care of Premises by Tenant. Tenant shall take good care of the Premises and shall operate in the Premises in a safe, careful and proper manner; shall not commit or suffer waste in or about the Premises, nor to any facility or equipment for which Tenant is responsible pursuant to Section 9.2 of this Lease; shall not cause damage or permit any trucks or vehicles visiting the Premises to cause any damage to the Premises or the Building

(and, if any such damage should occur, which shall not include normal wear and tear to the roads or parking lots, shall immediately repair same or, if Landlord so elects, reimburse Landlord for Landlord's reasonable cost in repairing same); and shall keep the Premises free of insects, rodents, vermin and other pests. Tenant shall keep the Premises secure, Tenant hereby acknowledging that security is Tenant's responsibility, and that Tenant is not relying on any representation or warranty by Landlord in this regard. Tenant shall not overload the floors in the Premises, nor deface or injure the Premises. Tenant shall store all trash and garbage within the Premises, or in a trash dumpster or similar container approved by Landlord in Landlord's reasonable discretion; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant's expense. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Outside storage, including, without limitation, storage of containers, trailers, trucks and other vehicles (except as permitted in Section 4.2 above), is prohibited without Landlord's prior written consent which may be withheld in Landlord's sole and absolute discretion. Tenant shall be responsible for janitorial services within the Building.

ARTICLE V

HAZARDOUS MATERIALS

5.1 Tenant’s Obligations.

(a)
Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed and delivered to Landlord Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E. Tenant agrees that except for those chemicals or materials, and their respective quantities, which are used by Tenant, or any contractor used by Tenant, in the ordinary course of Tenant’s business and are specifically listed on the Environmental Questionnaire (as updated in accordance herewith from time to time) (“Tenant’s Hazardous Materials”), and except for de minimis quantities of standard office and cleaning supplies stored in compliance with Environmental Laws (hereinafter defined) and in proper containers, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, bring upon, use, store, treat or generate any “Hazardous Materials,” as that term is defined below, on, in, under, at or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under, at or about the Premises. Tenant’s Hazardous Materials shall be brought to, kept at or used in so-called ‘control areas’ (the number and size of which shall be reasonably approved by Landlord) and in accordance with all applicable Environmental Laws and prudent environmental practice (including best practices to minimize quantities of stored Hazardous Materials using a “just in time” method of purchasing the same) and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice. Notwithstanding anything to the contrary, in no event shall Tenant generate, produce, bring upon, use, store, generate or treat any infectious biological micro-organisms or any other Hazardous Materials in the Premises with a risk category above the level of Biosafety Level 3 as established and described by the Department of Health and Human Services Publication Biosafety in Microbiological and Biomedical Laboratories (Sixth Edition) (as it may be further revised, the “BMBL”) or such nationally recognized new or replacement standards as may be reasonably selected by Landlord; and provided further that to the extent any Applicable Law sets a maximum quantity of any Hazardous Materials which may be stored, used or brought into the Building without additional licensing, permitting or authorizations therefor, Tenant shall not be permitted to use, store or bring into the Building more than such maximum quantity of such Hazardous Materials. Tenant shall deliver to Landlord an updated Environmental Questionnaire prior to the date on which Tenant desires to modify the applicable Tenant’s Hazardous Materials. Landlord’s prior written consent shall be required with respect to any Hazardous Material to be added to Tenant’s Hazardous Materials and/or material increases in the quantity of any Tenant’s Hazardous Materials, such consent not to be unreasonably withheld. Tenant shall not install or permit any underground storage tank on the Premises. In all events, Tenant shall comply with all applicable provisions of the BMBL. Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. Tenant shall provide such further information concerning any Tenant’s Hazardous Materials and/or their use, storage and/or disposal within thirty (30) days of Landlord’s reasonable request concerning the same. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Article V, and if such inspection discloses a violation of this Article V Tenant shall reimburse Landlord for the reasonable costs of such inspection on demand. With respect to any Hazardous Material brought or permitted to be brought or kept in or on the Premises or elsewhere in the Building in accordance with the foregoing, Tenant shall (i) not permit any such Hazardous Material to escape, be released or be disposed in or about the Premises or the Building and (ii) within five (5) business days of Landlord’s reasonable request, which request shall not be made more frequently than one time per calendar year unless otherwise required by a governmental authority or Landlord reasonably suspects that a release of a Hazardous Material has occurred upon the Premises, provide evidence reasonably satisfactory to Landlord of Tenant’s compliance with all applicable Environmental Laws including copies of all licenses, permits and registrations that Tenant has been required to obtain prior to handling any Hazardous Material at the Premises and that have not been previously provided to Landlord. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws, prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice, if Tenant does not correct such handling, storage or disposal within thirty (30) days after notice from Landlord to Tenant, then Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Premises until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material. In order to induce Landlord to waive its otherwise applicable requirement that Tenant maintain insurance in favor of Landlord against liability arising from the presence of radioactive materials in the Premises, and without limiting the foregoing, Tenant hereby represents and warrants to Landlord that at no time during the Lease Term will Tenant bring upon, or permit to be brought upon, the Premises any radioactive materials whatsoever.

(b)
Hazardous Materials. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include (a) live organisms, non-inactivated viruses and any so-called “biohazard” materials, and any materials on the right to know list of the Occupational Safety and Health Administration, and (b) any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

(c)
Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any Release of any Hazardous Material in, on, under, from, at, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims.” Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any Environmental Laws (as that term is defined below). Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate as a party, if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim.

(d)
Environmental Laws. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction relating to the protection of human health, safety, wildlife or the environment, including (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air (including outdoor air and indoor air), surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public, including but not limited to those relating to lead paint, radon gas, asbestos, and the storage and disposal of oil and biological, chemical, laboratory, medical, radioactive and hazardous wastes, substances and materials. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

(e)
Releases of Hazardous Materials. If any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease and/or if any Hazardous Material is in, on, under, at or about the Building, the Premises as a result of the acts or omissions of Tenant and/or Tenant’s agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants (collectively with Tenant, the “Tenant Parties”) and results in any contamination of any part of the Premises or any adjacent property that is in violation of any applicable Environmental Law or that requires the performance of any Clean-up pursuant to any Environmental Law, Tenant shall, in addition to notifying Landlord as specified above, and at its own sole cost and expense, (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Article V, including Section 5.1(i), and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises is remediated to the condition existing prior to such Release.

(f)
Indemnification.

(i)
In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties (hereinafter defined) harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including sums paid in settlement of claims that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to (a) the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, exacerbation or Release of Hazardous Materials in, on, under, at or about the Premises by Tenant or Tenant’s Agents, and/or (b) a breach by Tenant of its obligations under this Article V. This indemnification of the Landlord Parties includes reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work or any other response action required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, soil vapor, or ground water at, on or under, or any indoor air in, the Building based upon the circumstances identified in the first sentence of this Section 5.1(f)(i).
(ii)
Limitations. Notwithstanding anything to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.1(f)(i), above, shall not be applicable to (i) claims based upon Hazardous Materials introduced due to Landlord’s negligence or willful misconduct, or (ii) claims based upon Hazardous Materials which Tenant reasonably demonstrates were in existence in, on or about the Premises as of the Effective Date (“Existing Hazardous Materials”), except to the extent that the acts or omissions of Tenant or Tenant’s Agents (including Tenant’s failure to remove, remediate or otherwise treat or Clean-up (as that term is defined in Section 5.1(i), below) the subject Existing Hazardous Materials) caused, contributed to or exacerbated the subject claim.

(g)
Assurance of Performance.
(i)
Environmental Assessments in General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials.
(ii)
Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Article V, or if any Superior Rights Holder or governmental authority requires any Environmental Assessment as a result of the acts or omissions of Tenant or any of Tenant’s Agents, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) business days after receipt of written demand therefor. If any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Article V, all costs incurred by Landlord in connection with Landlord’s monitoring of Tenant’s compliance with Article V, including Landlord’s reasonable attorneys’ fees and costs, shall be Additional Rent and shall be due and payable to Landlord within thirty (30) days after demand therefor.
(iii)
Information. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time-to-time, no more than once in any 12-month period (provided that Landlord may make a second request if related to a financing or sale of the Building and/or Land), concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials at, in or, on or under the Premises. From time to time during the Lease Term, Tenant shall provide Landlord with such evidence of Tenant’s compliance with the terms of this Article V as Landlord may reasonably request, which request shall not be made more frequently than one time per calendar year unless otherwise required by a Superior Rights Holder or a governmental authority or Landlord reasonably suspects that a Release of a Hazardous Material has occurred at or upon the Premises.
(iv)
Disclosures. Prior to bringing any Hazardous Material into any part of the Premises other than standard office, cleaning and maintenance supplies used in ordinary amounts and stored in proper containers in compliance with all Environmental Laws, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; and (c) other information reasonably requested by Landlord.
(h)
Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 20.3; (ii) cause all Hazardous Materials to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.
(i)
Clean Up.
(i)
Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Article VI, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval (which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Premises or the market value or utility thereof for the Permitted Uses, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws), specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises is restored to its condition as of the Effective Date. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord (“Tenant’s Consultant”) and proceed to Clean-Up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease. If, within sixty (60) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor. Upon completion of such Clean-up, Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean- up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”).
(ii)
No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.
(iii)
Permit Close Out. Upon the expiration or earlier termination of this Lease, Tenant shall be obligated to close all permits relating to the Premises obtained in connection with Hazardous Materials in accordance with Applicable Laws.
(iv)
Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not deliver to Landlord the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article XXII) until Tenant has fully complied with its obligations under this Article VI and Section 20.3 below.
(v)
Confidentiality. Unless compelled to do so by Applicable Law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and/or reports regarding the environmental condition of the Premises to any party except Landlord (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Landlord may release such information disclosed to Landlord by Tenant to bona fide prospective purchasers or lenders.
(vi)
Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Premises, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.
(vii)
Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.
(viii)
Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Article VI shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Article VI have been completely performed and satisfied.

5.2 Chemical Safety Program.

(a)
Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of Environmental Laws and any applicable governmental authority (the “Authority”). Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (i) the Authority and any other applicable governmental authority with respect to such chemical safety program, and (ii) this Section 5.2.
(b)
Tenant shall obtain and maintain any permit required by Applicable Laws (including any permit required by the Authority) with respect to the operation of acid neutralization system and tank serving the Premises, if any (the “Acid Neutralization System”). Tenant shall operate and maintain any Acid Neutralization System in good order, condition and repair and in compliance with Applicable Laws. Tenant shall not introduce anything into the Acid Neutralization System, if any, (i) in violation of the terms of the permit issued by the Authority concerning the Acid Neutralization System, (ii) in violation of Applicable Laws, or (iii) that would interfere with the proper functioning of the Acid Neutralization System.

5.3 Biohazard and Hazardous Waste Removal. Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises. Such services shall be performed on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers. In addition, if any Applicable Laws or the trash removal company requires that any substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site.

5.4 Landlord’s Obligations. Within sixty (60) days after the Effective Date, Landlord will deliver to Tenant a Phase I Environmental Site Assessment (“Phase I”) with respect to the Land. Such Phase one shall have been completed no earlier than six (6) months prior to the Effective Date. Tenant shall have no responsibility for the remediation of (i) any Hazardous Materials existing on the Land prior to the Delivery Date, or (ii) any Hazardous Materials brought onto the Land during the Lease Term by Landlord or any third party, the remediation of which shall be the responsibility of Landlord.

ARTICLE VI

TENANT'S RESPONSIBILITY FOR TAXES,

OTHER REAL ESTATE CHARGES, INSURANCE EXPENSES AND OPERATING EXPENSES

6.1 Personal Property. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable under this Section 6.1.

6.2 Real Estate Charges; Insurance Expenses and Operating Expenses. Tenant shall also be liable for all Real Estate Charges (as defined below) and Insurance Expenses (as defined below) and Operating Expenses (as defined below) related to the Premises or Landlord's ownership of the Premises. All payments for which Tenant is liable pursuant to this Section 6.2 shall be considered for all purposes to be Additional Rent (as defined in Section 8.1 below) under this Lease and shall be payable as provided for under Article VIII.

(a)
“Real Estate Charges” shall include ad valorem taxes, general and special assessments, improvement bond or bonds, levy or tax, any tax or excise on rents, any franchise or gross margins or receipt tax, any tax or charge for governmental services, any tax, exaction or other charge imposed in connection with the ownership, operation, leasing or use of the Premises, any reasonably similar tax or charge which replaces any of such above- described Real Estate Charges, any tax or charge which is implemented after the Effective Date and is assessed in lieu of the whole or part of any of such above-described Real Estate Charges, and any reasonable fees paid by Landlord to consultants, attorneys and other professionals who monitor, negotiate and/or contest any or all above-described Real Estate Charges; provided, however, that Real Estate Charges shall not be deemed to include any capital stock, estate, inheritance or general income tax.
(b)
“Insurance Expenses” shall include all premiums and other expenses incurred by Landlord (including any deductibles) for liability (including umbrella) insurance, property insurance and business interruption insurance (including, without limitation and to the extent deemed appropriate by Landlord, environmental coverage, pollution coverage, mold coverage, terrorism coverage and whatever other special coverages and/or endorsements that Landlord, in Landlord's reasonable discretion, may from time to time consider appropriate in connection with Landlord's ownership, management or operation of the Premises).
(c)
Operating Expenses
(i)
“Operating Expenses” shall include the following: (1) costs with respect to the Premises incurred under the REA or any other easement, license, operating agreement, declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Premises; (2) the cost of supplying all utilities to those portions of the Premises other than the Building, the cost of operating, repairing, maintaining, and renovating the utility, sanitary, storm drainage and other systems serving the Premises, and the cost of maintenance and service contracts in connection therewith; (3) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (4) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Land, or any portion thereof; (5) the cost of parking area operation, repair, restoration, and maintenance; (6) subject to Section 6.2(c)(ii)(4) below, fees and other costs, including property management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Premises; (7) the cost of snow and ice removal (8) payments under any equipment rental agreements; (9) subject to subject to Section 6.2(c)(ii)(3) below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Premises; (10) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Premises; (11) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Premises, or any portion thereof; (12) capital expenses incurred by Landlord after the Commencement Date and during the Lease Term, as such Lease Term may be extended, provided such capital expenses (i) were specifically required by a change in law taking place after the Commencement Date or (ii) are reasonably anticipated to effect economies in the operation or maintenance of the Premises or to reduce current or future Operating Expenses (each, an “Eligible Recovery Event”). In the event of an Eligible Recovery Event, the capital expenses must be amortized (including interest at the rate of the WSJ Prime Rate as published in the Wall Street Journal plus 2% per annum on the amortized cost on a cumulative and compounding basis) over the longer of (a) the useful life of the equipment or improvement, as established by ASHRAE or GAAP standards, or (b) the amortization standards of the IRS; (13) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Real Estate Charges” as that term is defined in Section 6.2(a) above; and (14) such expenses, costs and amounts which Landlord pays or accrues in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Premises that are consistent with Landlord’s obligations under this Lease and the practices of other landlords under similarly situated triple net lease agreements.
(ii)
Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not include the following: (1) depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest; (2) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (3) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Premises unless such wages and benefits are prorated to reflect time spent on operating and managing the Premises vis-a-vis time spent on matters unrelated to operating and managing the Premises; or (4) any property management fee in excess of three percent (3%) of gross revenues for the Premises.
(iii)
Notwithstanding anything to the contrary, after end of the first calendar year following the Commencement Date, Controllable Operating Expenses (hereinafter defined) shall be deemed not to exceed the Operating Expense Cap (hereinafter defined) for any calendar year during the Lease Term. “Controllable Operating Expenses” shall mean all Operating Expenses other than Uncontrollable Expenses. “Uncontrollable Expenses” shall mean Operating Expenses related to (1) costs incurred under the REA, (2) utilities, (3) collectively bargained union wages, (4) trash removal, and (5) snow and ice removal. The “Operating Expense Cap” for the second calendar year shall equal one hundred four percent (104%) of Operating Expenses for the first calendar. Thereafter, the Operating Expense Cap shall be increased on January 1st of each calendar year to an amount equal to one hundred four percent (104%) of the prior calendar year’s Operating Expense Cap regardless of the actual amount of Controllable Operating Expenses.
(d)
Notwithstanding anything to the contrary set forth herein, if at any time during the Lease Term Landlord elects to affect a Subdivision of the Land, Tenant’s obligations to pay Real Estate Charges, Insurance Expenses and Operating Expenses shall be adjusted as provided for under Section 3.4 above.

6.3 Separate Tax Assessments. To the extent the Premises constitute a separate tax parcel, Landlord may require Tenant to pay Real Estate Charges directly to the tax assessor, and if Landlord imposes such requirement, Tenant agrees to pay such assessment before it becomes delinquent and to keep the Premises free from any lien or attachment; moreover, as to all periods of time during the Lease Term, this covenant of Tenant shall survive the termination of this Lease.

6.4 Right to Contest. Tenant shall have the right to contest or review by legal proceedings, as permitted under Applicable Laws, taxes levied against the Premises (other than taxes levied directly against Tenant's personal property within the Premises); provided that, unless Tenant has paid such tax or assessment under protest, Tenant shall furnish to Landlord (i) proof reasonably satisfactory to Landlord that such protest or contest may be maintained without payment under protest, and (ii) a surety bond or other security reasonably satisfactory to Landlord securing the payment of such contested item or items and all interest, penalty, and cost in connection therewith upon the final determination of such contest or review. Landlord shall, if it determines it is reasonable to do so, and if so requested by Tenant, join in any proceeding for contest or review of such taxes or assessments, but the entire cost of such joinder in the proceedings (including all costs, expenses, and attorneys’ fees reasonably sustained by Landlord in connection therewith) shall be borne by Tenant. Any amount already paid by Tenant and subsequently recovered as the result of such contest or review shall be for the account of Tenant.

ARTICLE VII

PARKING; GENERATOR; OTHER AREAS

7.1 Parking. During the Lease Term, Tenant shall be entitled to use all parking spaces on the Premises. Tenant's parking rights are the personal rights of Tenant and its employees and visitors, and Tenant shall not transfer, assign or otherwise convey its parking rights separate and apart from this Lease. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

7.2 Back-Up Generator.

(a)
Generators. Subject to the terms and conditions of this Section 7.2 and the REA, Landlord grants to Tenant the exclusive right (the “Generator Right”), for the Lease Term, to install, operate, maintain and repair up to two (2) emergency backup generators, including wiring, tanks and other related equipment (collectively, the “Generator”) on the Land located outside of the Building. Each Generator shall be powered by natural gas unless otherwise approved by Landlord in writing.

(b)
Generator Area. The actual location, size and design of the Generator shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably conditioned, delayed or withheld; provided that the location(s) are as close as possible to the Building as permitted by Applicable Laws. The portions of the Premises upon which the Generators will be located are referred to herein collectively as the “Generator Area.”

(c)
Removal. Upon the expiration or earlier termination of the Lease Term, Tenant’s Generator shall be removed by Tenant at its expense, using a contractor reasonably approved by Landlord, and Tenant shall restore that portion of the Premises used by Tenant to its prior condition, reasonable wear and tear excepted. If Tenant fails to timely restore such portion of the Premises, then Tenant shall reimburse Landlord for the reasonable costs of repair of any damage to the Premises caused by the removal of Tenant’s Generator. Notwithstanding the foregoing, at Landlord’s request, Tenant shall not remove any one or more of any of the Generators, the pad, screening, cables and conduits as identified by Landlord.

(d)
Permits; Compliance with Laws. Prior to commencing the installation of Tenant’s Generator, Tenant shall, at Tenant’s sole cost and expense, obtain each and every permit and approval required in connection with Tenant’s Generator, including approvals of any applicable governmental authority, and deliver said permits and approvals to Landlord. Landlord shall, at no cost to Landlord, use reasonable efforts to assist Tenant in obtaining the necessary permits and approvals for Tenant’s Generator. Landlord makes no representations or warranties with respect to zoning or any other approvals. Tenant, at Tenant’s sole cost and expense, agrees to keep, maintain and operate Tenant’s Generator in accordance with all Applicable Laws or other requirements of any kind or nature of any governmental or quasi-governmental authority or the requirements of Landlord’s insurance underwriters. Tenant acknowledges that Applicable Laws may require that the Generator is screened.

(e)
Repair and Maintenance of Tenant’s Generator. Tenant agrees that it shall keep and maintain Tenant’s Generator in good condition and repair, at Tenant’s sole cost and expense.

(f)
Alterations. Except for Tenant’s maintenance and repair obligations provided above, Tenant shall not make any alterations, improvements or additions to Tenant’s Generator without the prior written consent of Landlord, which such consent shall not be unreasonably withheld.

7.3 Solar Panels. Subject to the terms and conditions of this Section 7.2 and the REA, Landlord grants to Tenant the exclusive right, for the Lease Term, to install, operate, maintain and repair solar electrical panels on the roof of the Building. If Tenant elects to install Solar Panels, the panels and related infrastructure shall be subject to all terms and conditions applicable to Tenant’s Generator under this Lease. Notwithstanding the foregoing, Landlord shall not be entitled to require Tenant to remove such solar panels at the end of the Lease Term or earlier termination unless such solar panels are owned by a third party and Landlord has not agreed, in its sole discretion, to assume the lease or other use agreement with such third-party with respect to the solar panels.

7.4 Other Areas. Landlord shall have the exclusive rights to use, possess, lease, convey interests in, alter, transfer, construct on, or otherwise manage the portions of the Premises other than the Building and the parking areas provided the same does not materially and unreasonably interfere with Tenant's use of the Premises for the Permitted Use.

ARTICLE VIII

RENT

8.1 Rent. For purposes of this Lease, the terms “Rent,” “Rents,” “Rental” or “Rentals” shall be deemed to include Base Rent, Tenant's required payments for Real Estate Charges and Insurance Expenses, Operating Expenses and any other Additional Rent. Landlord and Tenant agree that each provision of this Lease for determining Rent adequately and sufficiently describes to Tenant the method by which such Rent is to be computed. Any and all other sums of money or charges to be paid by Tenant pursuant to the provisions of this Lease other than Base Rent are hereby designated as and included in the term “Additional Rent.” A failure to pay Additional Rent shall be treated in all events as a failure to pay Rent.

8.2 Payment of Rent. Rent shall accrue from the Commencement Date and shall be payable to Landlord at Landlord's address specified in Section 1.2 of this Lease, or at any other address which Landlord may subsequently designate in a written notice to Tenant.

8.3 Base Rent. Subject to Abated Rent and Partial Abated Rent, Tenant shall pay to Landlord Base Rent in monthly installments in the amount(s) specified in Section 1.1(m) of this Lease. Installments shall be due and payable on or before the first day of each calendar month during the Lease Term.

8.4 Pass-Through Costs.

(a)
General. Tenant shall pay to Landlord the Real Estate Charges, Insurance Expenses and Operating Expenses (collectively, “Pass-Through Costs”) as set forth above. Further, Tenant shall during each calendar year pay to Landlord an estimate of the Pass-Through Costs as hereinafter set forth. Beginning on the Commencement Date, Tenant shall pay to Landlord each month on the first day of the month an amount equal to one- twelfth (1/12) of the Pass-Through Costs for the calendar year in question as reasonably estimated by Landlord, with an adjustment to be made between the parties at a later date as hereinafter provided. If the Commencement Date is not the first day of a calendar month, Tenant shall pay a prorated portion of the Pass-Through Costs for such partial month as provided for under Section 1.1(j) above. Furthermore, Landlord may from time to time furnish Tenant with notice of a re-estimation of the amount of the Pass-Through Costs and Tenant shall commence paying its re-estimated Pass-Through Costs on the first day of the month following receipt of said notice. No later than April 1st of each calendar year after the first calendar year following the Commencement Date, Landlord shall submit to Tenant a statement setting forth the exact amount of the Pass-Through Costs for the calendar year just completed and the difference, if any, between the actual Pass-Through Costs for the calendar year just completed and the estimated amount of Pass-Through Costs which were paid for such year. Such statement shall also set forth the amount of the estimated Pass-Through Costs reimbursement for the new calendar year computed in accordance with the foregoing provisions. To the extent that the actual Pass-Through Costs for the period covered by such statement is higher than the estimated payments which Tenant previously paid during the calendar year just completed, Tenant shall pay to Landlord the difference within thirty (30) days following receipt of said statement from Landlord. To the extent that the actual Pass-Through Costs for the period covered by the applicable statement is less than the estimated payments which Tenant previously paid during the calendar year just completed, Landlord shall at its option either refund said amount to Tenant within thirty (30) days or credit the difference against Tenant's estimated reimbursement for such Pass-Through Costs for the current year. In addition, with respect to the monthly reimbursement, until Tenant receives such statement, Tenant's monthly reimbursement for the new calendar year shall continue to be paid at the then current rate, but Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement. Pass-Through Costs for calendar years commencing prior to or extending beyond the Lease Term shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

(b)
Subdivision. If Landlord elects to affect a Subdivision pursuant to Section 3.4 above, Pass- Through Costs shall be allocated as provided for under Section 3.43.3(i) and (ii) above.

8.5 Survival of Pass-Through Costs. Tenant's obligation with respect to the Pass-Through Costs shall survive the expiration or early termination of this Lease and Landlord shall have the right to retain the Security Deposit (if any), or so much thereof as is necessary, to secure payment of the actual Pass-Through Costs for the portion of the final calendar year of the Lease Term during which Tenant was obligated to pay such expenses, with any portion of the Security Deposit due back to Tenant to be paid to Tenant within one hundred eighty (180) days after the final assessment of the Pass-Through Costs. If Tenant occupies the Premises for less than a full calendar year during the first or last calendar years of the Lease Term, the Pass-Through Costs for such partial year shall be calculated by proportionately reducing the Pass-Through Costs to reflect the number of months in such year during which Tenant occupied the Premises. Tenant shall pay the Pass-Through Costs within thirty (30) days following receipt of notice thereof.

8.6 Due Dates for Rent; Late Charge. The parties agree that each monthly installment of Base Rent and, unless otherwise elected by Landlord, Tenant's monthly payments for the Pass-Through Costs are payable on or before the first day of each calendar month. Any such payment of Rent which is not received on or before the first day of a particular calendar month shall be deemed past-due. The parties further agree that each annual adjustment payment from Tenant (such as the payments prescribed in Article VI and Section 8.3) is payable within thirty (30) days after receipt of Landlord's written statement requesting such payment from Tenant; and any such prescribed payment which is not so received shall be deemed past-due. All Rent shall be due and payable in advance, without demand, offset or deduction of any nature. In the event any Rent which is payable pursuant to this Lease is not actually received by Landlord within five (5) business days after notice from Landlord to Tenant that such payment is delinquent Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of the past due Rent. Any such late charge shall be payable as Additional Rent under this Lease and shall be payable immediately upon written demand. .

8.7 Rent Abatement.

(a)
Abated Rent Period. Tenant’s obligation to pay Base Rent shall be abated (the “Abated Rent”), commencing as of the Commencement Date and ending on and including the date that is twelve (12) months after the Commencement Date (the “Abated Rent Period”). Such abatement shall apply only to Base Rent payable under the Lease during the Abated Rent Period and shall not apply to Pass-Through Costs or any other Additional Rent. If the Commencement Date occurs on a date other than the first day of a calendar month, then the Abated Rent Period shall commence on the actual Commencement Date and continue through the date which is twelve (12) months thereafter in which case Tenant's obligation to pay Base Rent (subject to the Partial Abated Rent provisions of Section 8.7(b) below) shall commence as of such date and shall be prorated for the remainder of such partial month.
(b)
Partial Abated Rent Period. Tenant’s obligation to pay Base Rent with respect to a portion of the area of the Premises equal to 19,980 square feet of the Rentable Area (the “Partial Abatement Area”) shall be abated (the “Partial Abated Rent”), commencing as of the day after the end of the Abated Rent Period and ending on and including the date that is twenty four (24) months after the Commencement Date (the “Partial Abated Rent Period”). Such abatement shall apply to only to Base Rent payable under the Lease during the Partial Abated Rent Period and shall not apply to Pass-Through Costs or any other Additional Rent. If the Commencement Date occurs on a date other than the first day of a calendar month Tenant's obligation to pay the portion of Base Rent abated during the Partial Abatement Period shall commence as of such date and shall be prorated for the remainder of such partial month.
(c)
Default. If there is an Event of Default by Tenant and such Event of Default is not cured within the applicable notice and cure period, and Landlord exercises its right to terminate the Lease (or re-take possession of the Premises in lieu thereof), then the unamortized amount of Rent which would otherwise have been due and payable during the Abated Rent Period and the Partial Abated Rent Period shall immediately become due and payable by Tenant as Additional Rent. In such case, the unamortized portion of the Abated Rent and Partial Abated Rent shall be calculated based on the full Rent payable during the Abated Rent Period and Partial Abated Rent Period amortized over the initial Lease Term. In such case, the payment by Tenant of all Abated Rent and Partial Abated Rent shall not limit or affect any of Landlord’s other rights and remedies under this Lease, or at law or in equity.
(d)
Payment in Lieu of Abatement Obligation. Landlord may, subject to and upon mutual agreement with Tenant in Tenant’s discretion, satisfy all or a portion of its obligations for Abated Rent or Partial Abated Rent under this Section 8.7 (the “Abatement Obligation”) by a lump sum payment to Tenant in lieu of the then-remaining Abatement Obligation in which case the Abatement Obligation will terminate, and Tenant will acknowledge in writing receipt of such payment and the termination of the Abatement Obligation.

ARTICLE IX

MAINTENANCE AND REPAIR OF PREMISES

9.1 Maintenance by Landlord. Except to the extent that (i) latent defects in the Premises (excluding defects related to the Tenant Work and excluding wear and tear) are discovered by Tenant and reported in writing to Landlord within the first thirty-six (36) months following the Commencement Date that were not capable of being identified prior to the Commencement Date, (ii) latent defects in the Premises (excluding defects related to the Tenant Work and excluding wear and tear) are discovered at any time during the Lease Term which materially and adversely impact Tenant’s business operations or materially and adversely impact safety at the Premises, Landlord shall have no obligation whatsoever to maintain or repair the Building or any portion thereof throughout the Term of this Lease. Tenant waives the right to make repairs at Landlord's expense under any Applicable Laws except as specifically provided for under Section 21.9 below. Landlord shall keep all portions of the Premises excluding the Building in good, clean and habitable condition and in accordance with the requirements set forth in this Lease and shall make all needed repairs and replacements, to the portions of the Premises excluding the Building, including all parking areas, landscaping and landscaping equipment and exterior lighting and irrigation, subject to reimbursement through Operating Expenses.

9.2 Maintenance by Tenant. Tenant shall keep all portions of the Building in good, clean and habitable condition and in accordance with the requirements set forth in this Lease and shall at its sole cost and expense make all needed repairs and replacements to the Premises but specifically excluding those items Landlord has agreed to maintain under this Lease. Without limiting the coverage of the previous sentence, it is understood that Tenant's responsibilities therein include maintenance, repair and replacement of all of the following facilities and equipment, to the extent located within or upon the Premises: the non-structural elements of the Building including the roof membrane and all exterior walls and plate glass; all windows, doors and other exterior openings; dock bumpers, dock plates or levelers; office entries or store fronts; window and door frames, closure devices, locks and hardware; lighting, heating, air-conditioning, plumbing and other electrical, mechanical and electromotive equipment and fixtures; signs, placards and other advertising media of any type; and exterior and interior painting and other treatment of interior walls, all exterior areas of the Premises including, but not limited to, roof leaks resulting from any cause including, without limitation, from Tenant's installation, replacement or maintenance of air-conditioning equipment or any other roof penetration or placement); all lighting, heat air-conditioning and ventilation equipment, fire-protection and sprinkler systems, plumbing, exhaust systems, and other electrical, mechanical and electromotive installations, equipment and fixtures. In addition, Tenant's responsibilities shall also include all repairs of all ducts, conduits, pipes and wiring, and any sewer stoppage located in, under and above the Premises, regardless of when or how the defect or other cause for repair or replacement occurred or became apparent. If any repairs required to be made by Tenant hereunder are not made within thirty (30) days after written notice delivered to Tenant by Landlord (or less time, in the case of a situation which by its nature requires an immediate response or a response within less time), Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs. Promptly following completion of any work undertaken by Landlord pursuant to the terms of this Section 9.2, Landlord shall deliver a detailed invoice of the work completed, the materials used, and the costs relating thereto. Tenant shall reimburse Tenant for the reasonable out-of-pocket costs of such cure within thirty (30) days after receipt of such invoice and other supporting documentation as Additional Rent hereunder.

9.3 HVAC Maintenance; Roof Maintenance. Without limiting Tenant’s obligations under this Article IX, Tenant shall be responsible for the cost of performing adequate monthly preventive maintenance on the hot water, heating, ventilation and air-conditioning equipment (“HVAC”) for the Premises pursuant to maintenance service contracts entered into by Tenant with a licensed or qualified HVAC contractor reasonably approved by Landlord in advance (the “HVAC Contractor”) and a scope of services reasonably approved by Landlord. Executed copies of such service contracts must be delivered to Landlord within thirty (30) days after the Delivery Date. Without limiting the generality of the immediately preceding sentence, the following maintenance shall be performed at Tenant's expense: (a) the replacement of all filters in the HVAC system at least quarterly; (b) inspection of the entire heating, ventilation and air-conditioning equipment by the HVAC Contractor at least quarterly; and (c) cleaning and inspection of valves, belts, and safety controls by the HVAC Contractor at least quarterly.

ARTICLE X

ALTERATIONS

10.1 Tenant's Alterations. Tenant shall not make any alterations, additions or improvements to the Premises other than the Tenant Work (“Alterations”) in excess of $50,000.00 at any one time or of a structural nature without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Whenever Tenant proposes to make any Alterations within the Premises, Tenant shall first furnish to Landlord plans and specifications in such detail as Landlord may request covering all such work, together with an identification of the contractor(s) whom Tenant plans to employ for the work. All such work shall be completed promptly, in a good and workmanlike manner and using only good grades of materials. Landlord may, at its election, monitor or engage a third party to monitor such work. Tenant shall reimburse Landlord for all reasonable documented out-of-pocket expenses incurred by Landlord (including, without limitation, any construction management or similar fees and related costs payable by Landlord to a third party engaged by Landlord to monitor such work) in connection with Landlord's review of Tenant's plans and other submissions as requested by Landlord and for monitoring such construction in connection with Alterations, provided that such costs shall not exceed $2,500.00 for each Alteration. Notwithstanding the rights accorded to Landlord pursuant to the immediately preceding sentences, Tenant acknowledges and agrees that Landlord's permission for Tenant to commence construction or monitoring of such work shall in no way constitute any representation or warranty by Landlord as to the adequacy or sufficiency of such plans and specifications, the improvements to which they relate, the capabilities of such contractors or the compliance of any such work with any Applicable Laws, codes or other requirements; instead, any such permission or monitoring shall merely be the consent of Landlord as required hereunder. Without limiting the generality of the preceding sentences in this Section 10.1, Tenant acknowledges and agrees that any installation or replacement of Tenant's HVAC equipment must be subject to such preceding sentences and must be effected in accordance with Landlord's reasonable instructions regarding same.

10.2 Quality of Work by Tenant. All Alterations made by Tenant within the Premises shall be performed in a good and workmanlike manner, lien-free and in compliance with all governmental, legal, and insurance requirements. Without limiting the generality of the foregoing, Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such Alterations, and Tenant shall, if requested by Landlord, furnish a bond or other security reasonably satisfactory to Landlord against any such loss, liability or damage.

10.3 Lien Waivers; Insurance; Plans. In the event Tenant uses a general contractor or other third party to perform Alterations within the Premises, Tenant shall, prior to the commencement of such work, require said general contractor or other third party to execute and deliver to Landlord a waiver and release of any and all claims against Landlord and liens against the Building and the Premises to which such contractor or other third party might at any time be entitled to assert a mechanic's lien claim in accordance with applicable law. The delivery of the applicable waiver and release of lien shall be a condition precedent to Tenant's ability to enter on and begin its Alterations at the Premises and if applicable, to any reimbursement from Landlord for such Alterations. Upon completion of the Alterations, Tenant shall deliver to Landlord final lien waivers from all contractors and suppliers. Landlord may post at the Premises such notices of non-responsibility as may be provided for under applicable law. With respect to the Tenant Work, Tenant shall provide to Landlord certificates of insurance for workers' compensation and other coverage as required under the Work Letter or in such amounts as Landlord may reasonably require to protect Landlord from liability for personal injury and property damage in connection with the Tenant Work. Tenant shall provide Landlord with as-built plans and specifications for all Alterations performed by Tenant.

10.4 Removal of Alterations. Landlord may impose, as a condition of its consent to any and all Alterations to the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. If Tenant does not agree with Landlord’s requirements, including any requirement to remove the Alterations, then Tenant shall have the right to modify or withdraw its request to make such Alterations.

10.5 Trade Fixtures. Tenant may, without Landlord's consent, at Tenant's sole cost, and in compliance with all Applicable Laws and codes, install equipment, racking and other trade fixtures in the ordinary course of its business, so long as such trade fixtures do not alter, overload or damage the Building and may be removed without causing any material damage to the Building. At the end of the Lease Term all such trade fixtures shall be removed at Tenant's cost and the Premises restored to its original condition at Tenant's expense, ordinary wear and tear excepted.

ARTICLE XI

LANDLORD'S RIGHT OF ACCESS

11.1 Right of Entry. Landlord shall have the right to enter upon the Premises upon at least twenty-four

(24) hours' notice (unless in the event of an emergency, in which case prior notice is not required) for the purpose of inspecting the same, or of making repairs to the Premises, or of showing the Premises to prospective purchasers, lenders, (or tenants, within the last twelve (12) months of the Lease Term only) all without being deemed guilty of or liable for any breach of any covenant of quiet enjoyment or eviction of Tenant and without abatement of Rent. This Section 11.1, however, shall not be deemed to impose any obligation upon Landlord to enter the Premises, except if and to the extent that any such obligation may be specifically required pursuant to another express provision of this Lease. Tenant shall reasonably cooperate with Landlord in connection with any and all showings of the Premises to prospective tenants during the last twelve (12) months of the Lease Term. Provided such actions are consistent with applicable law, any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent. Notwithstanding anything to the contrary, Landlord acknowledges that all individuals accessing the Premises must comply with Tenant’s security policies for visitors, including but not limited to Tenant’s COVID protocols.

ARTICLE XII

SIGNS; EXTERIOR OF PREMISES

12.1 Signs.

(a)
Monument Sign. Subject to the terms and conditions of this Section 12.1 and the REA, Landlord grants to Tenant Landlord’s rights as a Major Lot Owner (as defined in the REA)to install signage panels on any of the “Shopping Center Signs” (as defined in the REA) (the “Monument Sign Right”), for the Lease Term bearing only Tenant’s company name and/or logo (the “Monument Signage”). Tenant acknowledges and agrees (i) Landlord cannot guaranty that the owners of other lots in the property encumbered by the REA will construct or maintain a monument sign structure; and (ii) any monument sign structure located on the Premises shall be subject to terms in the REA related to the inclusion of other sign panels by other Major Lot Owners under the REA. Tenant shall be responsible for the costs associated with fabricating and installing Tenant’s Monument Sign panels.
(b)
Exterior Building Signs. Subject to the terms and conditions of this Section 12.1, the REA and Applicable Laws, Landlord grants to Tenant an exclusive right (the “Exterior Signs Right”), for the Lease Term, for the purpose of installing, operating, maintaining and repairing signs bearing only Tenant’s company name and/or logo (collectively, the “Exterior Signage”) on the Building’s exterior but specifically excluding the roof of the Building in such size and type as allowable by Applicable Laws and authorities having jurisdiction.
(c)
The Signage Rights; The Signage. The Monument Sign Right and the Exterior Sign Right are referred to herein, collectively, as the “Signage Rights”. The Monument Signage and the Exterior Signage, together with the Monument Signage panel(s) and any equipment, conduits, cables and materials for the Exterior Signage to be located on any portion of the Exterior Signage Area (as defined below), are sometimes referred to herein, collectively, as the “Signage”.
(d)
The Signage Area. The actual location, size and design of the Exterior Signage shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably conditioned, delayed or withheld. The portions of the Building upon which the Exterior Signage is or will be located are referred to herein collectively as the “Signage Area.”
(e)
Removal. Upon the expiration or earlier termination of the Lease Term, Tenant’s Signage shall be removed by Tenant at its expense, using a contractor reasonably approved by Landlord, and Tenant shall restore the Signage Area to its prior condition, reasonable wear and tear excepted. If Tenant fails to timely restore the Signage Area, Tenant shall reimburse Landlord for the reasonable costs of repair of any damage to the Building caused by the removal of Tenant’s Signage.
(f)
Permits; Compliance with Laws. Prior to commencing the installation of Tenant’s Signage, Tenant shall, at Tenant’s sole cost and expense, obtain each and every permit and approval required in connection with Tenant’s Signage, including approvals of any applicable governmental authority, and deliver said permits and approvals to Landlord. Landlord shall, at no cost to Landlord, use reasonable efforts to assist Tenant in obtaining the necessary permits and approvals for Tenant’s Signage. Landlord makes no representations or warranties with respect to zoning or any other approvals. Tenant, at Tenant’s sole cost and expense, agrees to keep, maintain and operate Tenant’s Signage in accordance with all Applicable Laws or other requirements of any kind or nature of any governmental or quasi-governmental authority or the requirements of Landlord’s insurance underwriters.
(g)
Repair and Maintenance of Tenant’s Signage. Tenant agrees that it shall keep and maintain Tenant’s Signage in good condition and repair, at Tenant’s sole cost and expense.
(h)
Alterations. Except for Tenant’s maintenance and repair obligations provided above, Tenant shall not make any alterations, improvements or additions to Tenant’s Signage without the prior written consent of Landlord, which such consent shall not be unreasonably withheld.
(i)
Electrical Costs. Tenant shall be solely responsible for and promptly pay all charges for the electricity consumed (if any) by the Exterior Signage.
(j)
Restrictions on Penetrations. Notwithstanding anything in this Section 12.1 to the contrary, in no event may the Signage or the installation thereof penetrate the Building’s roof or roof membrane.

12.2 Exterior. Tenant shall not, without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion, (a) make any changes to the exterior of the Building or (b) except for the Exterior Signage, (i) install any exterior lighting, decorations, banners, placards, balloons, flags, awnings, canopies or the like or (ii) erect or install any signs, lettering, decorations or advertising media of any type which can be viewed from the exterior of the Building. All signs, lettering, placards, decorations and advertising media shall conform in all respects to any rules and regulations established under the Permitted Exceptions as well as all Applicable Laws, codes and regulations and any covenants affecting the Premises or the Building and shall be subject to Landlord's reasonable requirements as to construction, method of attachment, size, shape, height, lighting, color and general appearance. Any signs, window treatment, bars or other installations visible from outside the Building shall be removed by Tenant at the end of the Lease Term, at Tenant's sole cost, and Tenant shall restore the Premises to its original condition, ordinary wear and tear excepted.

ARTICLE XIII

UTILITIES

13.1 Service to Premises. From and after the Delivery Date, Tenant shall contract with all utility providers to arrange service to the Premises and shall provide to such utility providers access to the electric lines, feeders, risers, wiring and any other facilities within or servicing the Premises. Tenant shall promptly pay all charges and maintenance costs for electricity, water, gas (but only if provided by Landlord), telephone service, sewerage service, sprinkler service and other utilities or services furnished to the Premises plus all applicable deposits, surcharges, taxes, penalties or other costs related to such services. Tenant acknowledges and agrees that (a) the electrical power for lighting the parking areas within the Premises and illuminated signage within the Premises (but excluding such lighting and signage attached to the Building) will be powered by electricity from the Building’s electrical service and paid for by Tenant; and (b) water for irrigation landscaping within the Premises will be provided through the water service to the Premises paid for by Tenant.

13.2 Interruption of Service. Landlord shall not be liable for any interruption whatsoever in utility services, whether or not furnished by Landlord, for any reason, including, without limitation, due to fire, accident, strike, acts of God or other causes beyond the control of Landlord or which are necessary or useful in connection with making any alterations, repairs or improvements. None of such interruptions shall constitute an actual or constructive eviction, in whole or in part, nor shall any such interruption entitle Tenant to any abatement or diminution of Rent. Without limiting the generality of the foregoing, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by any utility or service provider is no longer available or suitable for Tenant's requirement, and no such failure, defect, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent. Notwithstanding the foregoing, if such service interruption is the result of alterations made to the Land by Landlord or otherwise caused by the gross negligence or willful misconduct of Landlord and if such interruption renders the Premises unusable for Tenant’s operations and if Landlord fails to cure such interruption within three (3) business days after notice from Tenant, then Tenant may abate Base Rent payable under this Lease on a per diem basis until the date Landlord cures such interruption of services.

ARTICLE XIV

INSURANCE COVERAGES

14.1 Insurance by Landlord. Landlord shall procure and maintain throughout the Lease Term, at a minimum, a policy or policies of insurance, at its sole cost and expense (but subject to Article VI above) (a) property insurance on the Premises (exclusive of foundations) including the Tenant Work but excluding Tenant’s Property and any Alterations in an amount equal to the full replacement value of such property covering fire, vandalism, malicious mischief, extended coverage and so-called “special form” or special cause of loss property insurance; and (b) commercial general liability insurance against claims of bodily injury, personal injury and property damage arising out of Landlord’s operation of the Premises in such amount as a prudent owner of similar property would carry or as otherwise required by any Superior Rights Holder. The foregoing insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Landlord and Landlord’s affiliates.

14.2 Insurance by Tenant. Tenant shall maintain the following coverages in the following amounts. Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interests. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

(a)
Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements under this Lease, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate
0% Insured's participation

(b)
Property Insurance covering (i) all office furniture, business and trade fixtures, equipment, free-standing cabinet work, movable partitions, merchandise and all other items of personal property related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building (collectively, “Tenant’s Property”), and (ii) all Alterations to the Premises. Such insurance shall be written on a special cause of loss property insurance form, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, fire, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.
(c)
business interruption insurance in such amount as will reimburse Tenant for actual direct or indirect sustained loss of earnings attributable to all perils insured against in Section 14.2(b) above for a period of not less than twelve (12) months.
(d)
worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state where the Premises is located, together with employer's liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease policy limit, and $1,000,000.00 disease each employee; the full limits of insurance are to apply per location; and
(e)
pollution legal liability insurance applicable to bodily injury; property damage, including loss of use of damaged property or of property that has not been physically injured or destroyed; cleanup costs; and defense, including costs and expenses incurred in the investigation, defense, or settlement of claims; all in connection with any loss arising from the insured premises in an amount not less than $5,000,000 each occurrence and aggregate, and if coverage is written on a claims-made basis, Tenant warrants that any retroactive date applicable to coverage under the policy precedes the Effective Date; and that continuous coverage will be maintained or an extended discovery period will be exercised for a period of five (5) years after the expiration of the Lease Term; and
(f)
automobile liability insurance covering all owned, nonowned, and hired vehicles with a

$1,000,000 per accident limit for bodily injury and property damage;

(g)
during any period when construction work is being done in or on the Premises, such additional insurance as Landlord may reasonably require pursuant to Article X of this Lease; and
(h)
such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord or a Superior Rights Holder, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

If the operations of Tenant should change in a material manner from those conducted on the Commencement Date and in the opinion of Landlord or Landlord's insurance advisor, the amount or scope of such coverage is reasonably deemed inadequate at any time during the Lease Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord or Landlord's advisor deems adequate. All insurance procured and maintained by Tenant shall be written by insurance companies satisfactory to Landlord which are licensed to do business in the state in which the Premises is located with a general policyholder's rating of not less than A and a financial rating of not less than Class VIII, as rated in the most current edition of Best's Key Rating Guide. With respect to the insurance prescribed in subsections (a), (e) and (f) above, Landlord, any Superior Rights Holders and property manager and any other parties identified by Landlord in writing together with their respective agents, members, partners, employees, offices, directors, and shareholders shall be named as additional insureds under all insurance maintained by Tenant, and Tenant shall obtain waivers of subrogation in favor of Landlord as its interests may appear, as specified in Section 15.3 below; moreover, Tenant shall notify Landlord at least thirty (30) days prior to cancellation of such insurance. Tenant shall provide Landlord with an original Certificate of Insurance demonstrating that the insurance required by this Lease was purchased and is in effect. Tenant shall also provide Landlord with a copy of the Additional Insured, Waiver of Subrogation and Primary and Noncontributory endorsements or such other policy language demonstrating that the insurance policies comply with this Lease. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as Additional Rent hereunder the premium cost thereof plus interest as provided in Section 21.2(a). Tenant hereby acknowledges and agrees that any such payment and interest shall be payable immediately on demand as Additional Rent and that the same are cumulative with, and do not supersede or reduce in any way, Landlord's rights as specified in Article XXI of this Lease. Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under this Lease is adequate to fully protect Tenant’s interests or cover Tenant’s obligations.

ARTICLE XV

WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION

15.1 Non-Liability of Landlord. Landlord and Landlord's agents and employees shall not be liable to Tenant or to Tenant's employees, subtenants, concessionaires, agents, invitees, or visitors, or to any other person whomsoever, for any injury to person or damage to property caused by the Premises becoming out of repair, or by defect or failure of any structural element of the Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, nor shall Landlord be liable to Tenant, or to Tenant's employees, subtenants, concessionaires, agents, invitees, or visitors, or to any other person whomsoever, for any loss or damage that may be occasioned by or through the acts or omissions of any other persons whomsoever unless same were (i) a result of the Landlord Work, or (ii) caused by Landlord's gross negligence or intentional misconduct. Landlord shall not be held responsible in any way on account of any construction, repair or reconstruction (including widening) of any private or public roadways, walkways or utility lines. This Section 15.1 shall survive the expiration or earlier termination of this Lease.

15.2 Indemnity by Tenant. Landlord shall not be liable to Tenant or to Tenant's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires, or of any other person entering the Premises under express or implied invitation of Tenant, or arising out of the use of the Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations under this Lease; and Tenant hereby agrees to indemnify Landlord and its partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, employees, stockholders, partners, representatives, servants, insurers, and agents and Landlord's designated property management company (collectively, the “Landlord Indemnitees”) and hold each of the Landlord Indemnitees harmless from any loss, expense, cost, damage, or claim arising out of such damage or injury. Except for the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, and to the extent permitted by Applicable Laws, Tenant agrees to indemnify, defend and hold harmless the Landlord Indemnitees from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees and costs) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Premises and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors or agents. Landlord shall in no event be liable to Tenant or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 15.2, all property of Tenant and its contractors, employees, customers and invitees, kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers. Landlord or its agents shall not be liable for interference with light or other intangible rights. The furnishing by Tenant of the insurance required under this Lease shall not be deemed to limit Tenant's obligations under this Section 15.2. This Section 15.2 shall survive the expiration or earlier termination of this Lease.

15.3 Waiver of Claims; Waiver of Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor. The release and waiver specified in this Section 15.3 is cumulative with any releases or exculpations which may be contained in other provisions of this Lease.

ARTICLE XVI

DAMAGES BY CASUALTY

16.1 Repair of Damage to Premises by Landlord.

(a)
Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (“Casualty”). If the Premises shall be damaged by Casualty, then unless this Lease is terminated in accordance with Section 16.2 below, Landlord shall promptly and diligently, subject to all other terms of this Article XVI, restore the Premises, excluding Tenant’s Property and Alterations. Such restoration shall be to substantially the same condition prior to the Casualty, except for modifications required by zoning and building codes and other laws or by any Superior Rights Holder or any other modifications to the Premises outside of the Building deemed desirable by Landlord, which are consistent with the character of the Premises, provided that access to the Premises shall not be materially impaired by such modifications. Tenant shall cooperate with Landlord in such manner as Landlord may reasonably request, at no cost to Tenant, to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises, including providing requested information within ten (10) days after request. Landlord’s obligations under this Section 16.1(a) are subject to delays caused by any Tenant Parties (as defined in Section 5.1(e) above), Force Majeure, rights of Superior Rights Holders, Applicable Laws then-in- existence, delays for adjustment of insurance proceeds, and delays arising from the time needed for Tenant to obtain any license, clearance or other authorization of any kind required for Landlord to enter into and restore the Premises issued by any governmental authority to the extent necessary as a result of the use of Hazardous Materials in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”). Tenant shall use diligent good faith efforts to obtain any and all Hazardous Materials Clearances as soon as reasonably possible.
(b)
Upon completion of restoration bv Landlord as set forth in Section 16.1(a), Tenant shall, at its sole cost and expense, repair any injury or damage to Tenant’s Property and any Alterations (the “Tenant’s Scope”) and shall return the same to their original condition. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto. Under no circumstances shall Landlord be required to repair any damage to any part of the Tenant’s Scope, or make any repairs to or replacements of, the Tenant’s Scope. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof.

16.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 16.1 above, Landlord may elect not to rebuild and/or restore the Premises and instead terminate this Lease, by notifying Tenant in writing of such termination such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by Casualty and one or more of the following conditions is present: (a) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within twelve (12) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) a Superior Rights Holder shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by the insurance policies required to be maintained by Landlord hereunder; or (iv) the damage occurs during the last twelve (12) months of the Lease Term (and Tenant does not, within thirty (30) days after such Casualty, elect to exercise its option to extend the Lease Term pursuant to its Renewal Option, if any such option then remains); provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within twelve (12) months after being commenced and as a result of the damage, Tenant cannot reasonably, and does not, conduct business from the Premises, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.

16.3 Abatement. In the event of any Casualty affecting the Premises, Base Rent and Tenant’s regular monthly payments of Additional Rent shall be equitably abated for the period from the date of such Casualty until the earlier of (a) the date Tenant reoccupies any portion of the Premises for the conduct of its business (in which case the Base Rent and Additional Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy), and (b) the date that Landlord provides written notice to Tenant that Landlord has substantially completed Landlord’s restoration of the Premises excluding Tenant’s Scope.

ARTICLE XVII

EMINENT DOMAIN

17.1 Termination for Taking of Premises. In the event that the whole or any part of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) (“Taken” and each occurrence, a “Taking”) and the Building is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Base Rent and Additional Rent shall be apportioned as of such date. Notwithstanding anything to the contrary herein set forth, in the event the Taking is temporary (for less than the remaining Lease Term), Landlord may elect to either (a) terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

17.2 Adjustment for Partial Taking of Premises In the event a part of the Premises is Taken, and this Lease is not terminated, this Lease shall be amended to reduce the Base Rent to reflect any reduction in the Rentable Area of the Building as a result of such Taking. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Building to the extent necessary to cause the remaining portions of the Building to be an architectural whole.

17.3 Condemnation Awards. All compensation awarded for any Taking (or the proceeds of sale) of the Premises shall be the sole property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant's moving and relocation expenses or for the loss of Tenant's fixtures and other tangible personal property if a separate award for such items is made to Tenant, as long as such separate award does not reduce the amount of the award that would otherwise be awarded to Landlord.

ARTICLE XVIII

ASSIGNMENT AND SUBLETTING

18.1 Prohibition.

(a)
Without the prior written consent of Landlord, Tenant shall not, either involuntarily or voluntarily or by operation of law or otherwise, assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees (each a “Transfer” and any person or entity to whom a Transfer is made or sought to be made is referred to herein as a “Transferee”). Notwithstanding anything to the contrary herein, Tenant shall not be entitled to transfer any part of the Premises other than the Building, provided, however that a Transfer may include the use of parking and access over portions of the Premises consistent with this Lease. Any Transfer in violation of the provisions of this Article XVIII shall be void and, at Landlord’s option, shall constitute an Event of Default. For purposes of this Lease, the term “Transfer” shall also include (A) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, members or managers thereof, or transfer of twenty-five percent (25%) or more of partnership or membership interests therein within a twelve (12)month period, or the dissolution of the partnership or the limited liability company without immediate reconstitution thereof, and (B) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter or any other form of entity, (1) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or other interests of or in Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)month period, or (2) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)month period.
(b)
If Tenant desires to transfer this Lease or any interest herein, then prior to the effective date of the proposed Transfer, Tenant shall submit to Landlord a written request (a “Transfer Notice”) for Landlord’s consent, which notice shall include: (i) the name and address of the proposed Transferee; (ii~~)~~ current financial statements of the proposed Transferee, partner or owner thereof, and any other information and materials (including, without limitation, credit reports, business plans, operating history, bank and character references) required by Landlord to assist Landlord in reviewing the financial responsibility, character, and reputation of the proposed Transferee unless such entity or entities are publicly traded; (iii) the nature of such Transferee’s business and proposed use of the Premises; (iv) the proposed effective date of the Transfer; (v) a description of the portion of the Premises subject to the proposed Transfer; and (vi) all of the principal terms of the proposed Transfer. Landlord shall approve or reject any proposed Transfer within ten (10) business days after Landlord’s receipt of the Transfer Notice and failure to approve or reject within such time period shall be deemed approval. Any rejection by Landlord of a proposed Transfer shall specify in writing the reasons for the rejection.
(c)
Landlord’s consent to any proposed Transfer shall not be unreasonably withheld; provided, however, that in addition to any other grounds available hereunder or under Applicable Laws for properly withholding consent to such proposed Transfer, and without limiting Landlord’s reasonable discretion, Landlord’s consent with respect thereto shall be deemed reasonably withheld if in Landlord’s good faith judgment: (i) in the case of an assignment, but not a sublease, the proposed Transferee does not have the financial strength (taking into account all of the Transferee’s other actual or potential obligations and liabilities) to perform its obligations with respect to the proposed Transfer; (ii) the business and operations of the proposed Transferee are not consistent with the Permitted Use; (iii) the proposed Transferee intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) the proposed Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building as evidenced by the parameters consistently applied in Landlord’s direct leasing activities; (v) the use of the Premises or the Building by the proposed Transferee would, in Landlord’s judgment, increase security risk, or would require any alterations to the Building to comply with Applicable Laws; (vi) any Superior Rights Holder whose consent to such Transfer is required fails to consent thereto; (vii) at the time Tenant delivers the Transfer Notice, there is then in effect an Event of Default; (viii) the terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar rights held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); (ix) the proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party; (x) the proposed Transferee has the power of eminent domain, is a governmental agency or an agency or subdivision of a foreign government; or (xi) the proposed Transferee is or has been involved in litigation with Landlord or any of its affiliates. With respect to each Transfer proposed to be consummated by Tenant, whether or not Landlord shall grant consent, Tenant shall pay all of Landlord’s review and processing fees, and costs, as well as any actual out-of-pocket professional, attorneys’, accountants’, engineers’ or other consultants’ fees incurred by Landlord relating to such proposed Transfer in an amount not to exceed $3,000 in each instance.

18.2 Recapture Right. Notwithstanding anything to the contrary contained in this Article XVIII, in the event Tenant contemplates a Transfer of the entire Building for substantially the remainder of the Lease Term (excluding an assignment pursuant to a Permitted Transfer as defined in Section 18.3 below), Landlord shall have the option, by giving written notice to Tenant within ten (10) days after receipt of any Transfer Notice, to recapture the entirety of the Premises; provided, however, if Landlord elects to recapture the Premises, Tenant may elect to withdraw its Transfer Notice by written notice to Landlord within ten (10) days of Landlord’s election. Such recapture, if not withdrawn by Tenant pursuant to the immediately preceding sentence, shall cancel and terminate this Lease with respect to such space as of the proposed effective date of the Transfer.

18.3 Permitted Transfer. Notwithstanding anything to the contrary contained in this Article XVIII, Tenant shall have the right, without the prior written consent of Landlord, to (a) assign this Lease to an Affiliate (as defined below), to an entity created by merger, reorganization or recapitalization of or with Tenant, or to a purchaser of all or substantially all of Tenant’s assets or (b) to sublease the Premises or any part thereof to an Affiliate (each, a “Permitted Transfer”); provided, however, that (i) such Permitted Transfer is for a valid business purpose and not to avoid any obligations under this Lease, (ii) the Transferee is publicly traded and shall have, immediately after giving effect to such assignment, a Comparable Financial Status (as defined below), (iii) no later than twenty (20) days prior to the effective date of the Permitted Transfer, Tenant shall give notice to Landlord, which notice shall include the full name and address of the Transferee, and a copy of all agreements executed between Tenant and the Transferee with respect to the Premises or part thereof, as may be the case, (iv) no later than fifteen (15) days after the effective date of the Permitted Transfer, the assignee or sublessee shall provide the documentation required pursuant to Section 18.1(b) above, and (v) within ten (10) days after Landlord’s written request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Permitted Transfer is to an Affiliate or is otherwise in accordance with the terms and conditions of this Section. As used herein, “Affiliate” shall mean any Person (as defined below) which is currently owned or Controlled by, owns or Controls, or is under common ownership or Control with Tenant. For purposes of this definition, the word “Control,” as used above means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the Controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the Controlled Person. The term “Comparable Financial Status” shall mean a market capitalization equal to 90% of the initial Tenant’s market capitalization as of the Effective Date. The word “Person” means an individual, partnership, trust, corporation, firm or other entity. Tenant shall not have the right to perform a Permitted Transfer, if, as of the date of the effective date of the Permitted Transfer, an Event of Default is then continuing.

18.4 Assumption by Assignee. Any assignee or sublessee of an interest in and to this Lease shall be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of all or any portion of the Premises, to have assumed all of the obligations set forth in or arising under this Lease. Such assumption shall be effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of all or any portion of the Premises; however, with specific regard to any assignment, the assignee shall be responsible for all unsatisfied obligations of Tenant under this Lease, regardless of when such obligations arose and when such assumption became effective.

18.5 Tenant Remains Liable; Excess Rent. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of Tenant's other obligations under this Lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Landlord's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the Rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, or if with respect to a permitted assignment or sublease, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, sublessee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of such excess rental and other excess consideration (after deduction of all customary transaction costs, including but not limited to, brokerage fees, legal fees, free rent and any subtenant improvement expenses) within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be.

18.6 No Encumbrances. Tenant shall not mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise encumber its interest in this Lease or in the Premises.

18.7 Transfer by Landlord. In the event of the transfer and assignment by Landlord of its interest in this Lease and in the Building to a person expressly assuming Landlord's obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor-in- interest of the Landlord for performance of such obligations. In addition, as described more fully in Section 24.3 of this Lease, any Security Deposit given by Tenant to secure performance of Tenant's obligations hereunder shall be assigned and transferred by Landlord to such successor-in-interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

ARTICLE XIX

SUBORDINATION; ATTORNMENT; ESTOPPELS

19.1 Subordination. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter placed upon the Building or any portion of the Premises, and to any renewals and extensions thereof (collectively, “Superior Rights” and the holder of any such rights a “Superior Rights Holder”). Tenant agrees that any Superior Rights Holder shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease and shall have the right at any time to subordinate its mortgage, deed of trust, ground lease or other lien to this Lease; provided, however, notwithstanding that this Lease may be (or may become) superior to a Superior Rights Holder, the Superior Rights Holder shall not be liable for prepaid rentals, security deposits and claims accruing during Landlord's ownership; and further provided that the provisions of a mortgage, deed of trust, ground lease or other lien relative to the rights of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and provisions relative to proceeds arising from insurance payable by reason of damage to or destruction of the Premises shall be prior and superior to any contrary provisions contained in this Lease with respect to the payment or usage thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Superior Rights hereafter placed upon the Premises. The foregoing agreements shall be effective without the execution of any further documents, provided, however, that Tenant hereby agrees upon demand to execute such further instruments subordinating this Lease as Landlord or a Superior Rights Holder may request, including, without limitation, such Superior Rights Holder's standard form of subordination, non-disturbance and attornment agreement. Landlord shall use commercially reasonable efforts to obtain from any such Superior Rights Holder a written agreement that after a foreclosure (or a deed in lieu of foreclosure) the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to recognize and timely perform all of the covenants and conditions of this Lease. Tenant shall recognize as its landlord and attorn to any person succeeding to Landlord under this Lease upon any foreclosure or deed in lieu of foreclosure by Landlord's mortgagee at the election of such mortgagee or successor-in-interest. Upon request of such mortgagee or successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming its attornment; provided, however, that any successor-in-interest will not be (i) bound by payment of rent for more than one month in advance (except as otherwise required under this Lease), (ii) bound by any amendment or modification to this Lease which was subject to approval by such mortgagee or successor- in-interest pursuant to such mortgagee's agreements with Landlord, if such amendment or modification to this Lease was in fact made without the consent of the mortgagee, (iii) liable for any security deposit not actually received by such mortgagee or successor-in-interest (provided, that if Landlord has not transferred the Security Deposit to such successor-in-interest, then Tenant may look to Landlord for return of the Security Deposit even if Landlord is no longer the landlord under this Lease), or (iv) liable for or subject to claims or offsets accruing during Landlord's ownership or previous acts or omissions of Landlord.

19.2 Notice to Holder. At any time when the holder of an outstanding Superior Right (or Landlord) has given Tenant written notice of such Superior Rights Holder’s interest in this Lease and the contact information for such Superior Rights Holder, Tenant may not exercise any remedies for default by Landlord hereunder unless and until such Superior Rights Holder shall have received written notice of such default and a reasonable time (not less than thirty (30) days) shall thereafter have elapsed without the default having been cured.

19.3 Estoppel Certificate. Landlord and Tenant agree that they will, within ten (10) business days following request by the other party, execute and deliver to the other party a written statement (an “Estoppel Certificate”) addressed to the other party, (and/or parties designated by the other party), which statement shall identify Landlord, Tenant and this Lease, shall certify that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm that Landlord or Tenant, as applicable, is not in default as to any obligations under this Lease (or if there is a default, specifying any default), shall state the dates to which the rent and other changes have been paid in advance, if any, and shall contain such other information or confirmations as Landlord or Tenant, as applicable, may reasonably require. If a party fails to do so within thirty (30) business days after the delivery of a written request from the other party, then such failure shall be a default under the Lease and the non-defaulting party will have all rights and remedies accorded to it pursuant to Article XIXI of this Lease.

19.4 Financial Information. If Landlord desires to finance, refinance, or sell the Building, the Premises, or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements as may be reasonably required by such lender or purchaser. The forgoing shall not apply to Tenant if Tenant is a publicly held entity.

ARTICLE XX

SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

20.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger.

20.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article XX, peaceably quit and surrender possession of the Premises to Landlord broom clean and otherwise in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, repairs which are specifically made the responsibility of Landlord hereunder, and damage due to a Casualty excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and all items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, and all Alterations designated by Landlord for removal in accordance with Section 10.4 above, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from the installation thereof and/or from such removal. Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Applicable Laws, must be removed therefrom before the Premises may be used by a subsequent tenant. If Tenant fails to remove any property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within ten (10) days after written notice from Landlord, all or any of such property (the “Abandoned Property”) shall, at Landlord’s option be conclusively deemed to have been abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled hereunder or pursuant to law, and to any arrears of Rent.

20.3 Decommissioning; Surrender Plan.

(a)
Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to permit the Surrender Plan (defined below) to be issued.
(b)
At least sixty (60) days prior to the expiration of the Lease Term (or, if applicable, within ten (10) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a narrative description prepared by a competent and experienced third-party environmental engineer or engineering firm reasonably satisfactory to Landlord of the actions proposed (or required by any Applicable Laws) to be taken by Tenant in order to render the Premises (including floors, walls, ceilings, counters, equipment, piping, supply lines, waste lines and plumbing in or serving the Premises and all exhaust or other ductwork in or serving the Premises) free of Hazardous Materials and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). The Surrender Plan shall be prepared so that, following its implementation, all exhaust and other duct work in the Premises may be reused by a subsequent tenant or disposed of in conformance with all applicable Environmental Laws without incurring special costs on account of any Hazardous Materials or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials or needing to give notice in connection with such Hazardous Materials. The Surrender Plan (i) shall be accompanied by a current list of (A) all local, state and federal licenses, registrations, permits and approvals held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the reasonable approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall reasonably request.
(c)
On or before the expiration of the Lease Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant’s use and occupancy of the Premises shall be governed by Article XXII below), Tenant shall (i) perform or cause to be performed all actions described in the approved Surrender Plan, and (ii) deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor reasonably acceptable to Landlord (the “Decommissioning Closure Report”), and the Decommissioning Closure Report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run, and the analytic results. Landlord shall have the right to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Lease Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid. Landlord shall have the right to deliver the Surrender Plan, the Decommissioning Closure Report and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties with a need to know the contents thereof. Such third parties and the Landlord Parties shall be entitled to rely on the Decommissioning Closure Report.
(d)
If Tenant shall fail to prepare a Surrender Plan or submit a Decommissioning Closure Report based on the Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, (i) Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to ensure that the Premises are surrendered in the condition required hereunder (“Landlord’s Actions”); and (ii) if the Lease Term shall have ended, or the Lease shall have been terminated, and Tenant remains in possession of the Premises, nothing herein shall limit Landlord from utilizing all legal remedies to regain possession of the Premise~~s.~~ If Tenant has vacated the Premises before delivering the Decommissioning Closure Report, then unless and until Landlord elects to take Landlord’s Actions, Landlord will work with Tenant to provide Tenant with reasonable access to the Premises to effectuate the Surrender Plan and Tenant shall be deemed to be a holdover tenant subject to the provisions of Section 16 below until the date on which Tenant delivers the Decommissioning Closure Report (in the form required hereunder) to Landlord. Tenant’s obligations under this Section 20.3 shall survive the expiration or earlier termination of this Lease.

20.4 Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article XX, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall surrender the Premises and Building such that the same are in compliance with all Applicable Laws and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant hereunder. In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Article XX because Tenant failed to comply with its obligations set forth in Lease, then Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice.

ARTICLE XXI

DEFAULT BY TENANT AND REMEDIES

21.1 Events of Default. The following events shall be deemed to be events of default (each, a “default” or “Event of Default”) by Tenant under this Lease:

(a)
Tenant shall fail to pay any installment of Rent or any other obligation under this Lease involving the payment of money and such failure shall continue for a period of five (5) business days after written notice thereof to Tenant (each a “Monetary Default”); provided, however, that if during the immediately preceding twelve (12) month period Landlord has already given Tenant two (2) written notices of Tenant's failure to pay an installment of Rent, no notice shall be required for a Rent delinquency to become an Event of Default (i.e., the Event of Default will automatically occur on the sixth (6th) business day after the date upon which the Rent becomes due). In addition, if Tenant fails to pay any Rent when due more than three (3) times during any twelve- (12)month period, Landlord may, in its sole and absolute discretion, demand in writing that Tenant pay, and Tenant shall thereafter pay, all future Rent by cashier's check or certified funds.
(b)
Tenant shall fail to comply with any material provision, term, condition or covenant of this Lease, other than as described in subsection (a) above and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, or if such default cannot reasonably be cured within thirty (30) days then Tenant shall not be in default so long as it has commenced to cure within thirty (30) days and diligently prosecutes same to completion.
(c)
Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.
(d)
Tenant shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant.
(e)
A receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant on the Premises or an attachment or other judicial seizure shall have occurred for the Premises or all or substantially all of Tenant's assets on the Premises.
(f)
Tenant shall desert or abandon the Premises at any time prior to the last month of the Lease Term.
(g)
Tenant shall do or permit to be done anything which creates a lien upon the Premises, which lien is not released within fifteen (15) days of the filing thereof.
(h)
Tenant shall fail to maintain insurance as required under this Lease.

21.2 Landlord's Remedies. Upon the occurrence of any such Events of Default, then in addition to the remedies available to Landlord under the other provisions of this Lease and all Applicable Laws, Landlord shall also have the option to pursue any one or more of the following remedies. Landlord's election of any one remedy under this Section 21.2 shall in no way prejudice Landlord's right at any time thereafter to exercise any other remedy.

(a)
Rent and Penalties. Tenant shall be obligated pay to Landlord all unpaid Rent that has accrued as of the date the Event of Default occurs and to reimburse Landlord for the damages proved by Landlord to have been suffered as a result of the Event of Default.
(b)
Tenant Liens. Landlord may take any one or more of the actions permissible at law to ensure performance by Tenant of Tenant's covenants and obligations under this Lease. It is agreed that in the event of any default described in subsection (g) of Section 21.1 of this Lease, Landlord may pay or bond around such lien, whether or not contested by Tenant; and in such event Tenant agrees to reimburse Landlord on demand for all reasonable costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord shall in no event be liable for any damages or claims resulting from such action.
(c)
Landlord's Re-Entry Without Termination. Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part of the Premises by due process of law. Such expulsion and removal by Landlord cannot be deemed a termination or forfeiture of this Lease or acceptance of Tenant's surrender of the Premises unless Landlord expressly notifies Tenant in writing that Landlord is terminating or forfeiting this Lease or accepting Tenant's surrender of the Premises. Until Landlord is able, through commercially reasonable efforts, to relet the Premises, Tenant must pay to Landlord, on or before the first day of each calendar month, in advance, the monthly Rent and other charges provided in this Lease. At such time, if any, as Landlord relets the Premises, Tenant must pay to Landlord on the twentieth (20th) day of each calendar month the difference between the monthly Rent and other charges provided in this Lease for such calendar month and the amount actually collected by Landlord for such month from the occupant to whom Landlord has relet the Premises. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord has the right to allow such deficiencies to accumulate for a period of no more than one (1) year and to bring an action on several or all of the accrued deficiencies at one time. Any such suit cannot prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies.
(d)
Landlord's Right to Terminate. Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
(i)
The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus
(ii)
The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)
The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)
Any other amount necessary to compensate Landlord for the detriment caused by Tenant’s failure to perform its obligations under this Lease, specifically including but not limited to, brokerage commissions and advertising expenses incurred and expenses of repairing the Premises or any portion thereof for a new tenant; and
(v)
At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term “rent” as used in this Section 21.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others, and shall be calculated on the assumption that all Additional Rent would have increased at the rate of three percent (3%) per annum. As used in Sections 21.2(d)(i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Section 8.6 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 21.2(d)(iii) the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Lease Term would have expired if it had not been terminated hereunder.

(e)
Landlord's Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of Rent. In the event of any default by Tenant, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act as required to cure such default on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.
(f)
Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Section 21.2 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 21.2 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

21.3 Monthly Rent. It is expressly agreed that in determining “the monthly Rent and other charges provided in this Lease,” as that term is used throughout Section 21.2 above, the term “Rent” includes, without limitation, all payments prescribed in Section 8.1 of this Lease.

21.4 Landlord Expenses. It is further agreed that, in addition to all payments required pursuant to Section 21.2 above, and solely for expenses relating to actions taken under 21.2 above, Tenant shall compensate Landlord for expenses incurred by Landlord in repossession (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Premises), expenses incurred by Landlord in reletting (including repairs, replacements, advertisements and brokerage fees), and all actual losses incurred by Landlord as a direct result of Tenant's default (including, among other losses, any claims asserted by Landlord's mortgagee which result in any loss, cost or expense to Landlord).

21.5 Injunctive Remedies. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

21.6 Attorneys' Fees and Costs. If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys’ fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys’ fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant’s obligations under this Lease.

21.7 Use of Security Deposit. Tenant acknowledges its obligation to deposit with Landlord the sum stated in Section 1.1(n) above, to be held by Landlord for the performance by Tenant of Tenant's covenants and obligations under this Lease. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of Rent and any other documentable damage, injury, expense or liability caused to Landlord by such event of default; and in such event, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

21.8 Remedies Not Exclusive. No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agent during the Lease Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No reentry or taking possession of the Premises by Landlord permitted hereunder or under Applicable Law shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or any remedy therefor.

21.9 Landlord Default; Tenant Self-Help.

(a) Landlord Default. Landlord’s failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) (“Landlord Cure Period”) after Landlord receives written notice from Tenant specifying the default, which notice shall describe in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s) in question. Subject to the remaining provisions of this Lease, following the occurrence of any such default, Tenant shall have the right to pursue any remedy available under Applicable Laws for such default by Landlord; provided, however, that in no case shall Tenant have any right to terminate this Lease on account of any such default, or to setoff, abate or reduce Rent before entry of a non-appealable final judgment in Tenant’s favor against Landlord. Tenant will have no claim against Landlord or defense to a claim by Landlord unless Tenant gives Landlord written notice of the circumstances giving rise to the claim or defense within one hundred eighty (180) days after the circumstances arise.

(b)
Tenant Self-Help. In the event that Tenant is not able to use any portion of the Premises for its intended use as a result of a default by Landlord in the performance of (i) Landlord’s maintenance obligations expressly provided in this Lease, or (ii) any other obligations of Landlord expressly provided in this Lease that causes an emergency or material disruption to the normal conduct of Tenant’s business in the Premises, in either case during the first twenty (20) days of the Landlord Cure Period, then Tenant may, at its option, upon delivery of an additional written notice to Landlord take reasonable actions to cure such default if Landlord has not cured such default within ten (10) days after delivery of the additional written notice to Landlord; provided, however, with respect to maintenance obligations within or impacting the Premises in the event of an Emergency, Tenant may proceed with curing such default without sending such additional notice and within such shorter time as reasonably determined by Tenant under the circumstances. With respect to the additional written notice referenced above, Tenant must expressly state that it is exercising its remedies pursuant to this Section. In the event Tenant takes any action to cure a default, Tenant shall only utilize the services of a qualified contractor which normally and regularly performs similar work at comparable buildings. Promptly following completion of any work performed by Tenant pursuant to the terms of this Section 21.9(b), Tenant shall deliver a detailed invoice of the work completed, the materials used, and the costs relating thereto. Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such cure within thirty (30) days after receipt of such invoice and other supporting documentation.

ARTICLE XXII

HOLDING OVER

22.1 Holdover. Tenant is not permitted to hold over possession of the Premises after the expiration or earlier termination of the Lease Term without the express prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Lease Term without the express written consent of Landlord, then, in addition to all other remedies available to Landlord at law or at equity or under this Lease, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable. During such holdover period, Tenant shall pay to Landlord a monthly Base Rent equivalent to (i) one hundred ten percent (110%) of Base Rent payable by Tenant to Landlord during the last month of the Lease Term for the first two (2) months of such holdover, and (ii) thereafter, one hundred fifty percent (150%) of Base Rent payable by Tenant to Landlord during the last month of the Lease Term. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute consent to a holdover hereunder or result in an extension of this Lease. This Section 22.1 shall not be construed to create any express or implied right to hold over beyond the expiration of the Lease Term or any extension thereof. Tenant shall be liable, and shall pay to Landlord for all actual losses incurred by Landlord as a result of such holdover, and shall, subject to at least thirty (30) days’ prior notice that Landlord requires the Premises for a third party, indemnify, defend and hold Landlord and the Landlord Indemnitees harmless from and against all liabilities, damages, losses, claims, suits, costs and expenses (including reasonable attorneys' fees and costs) arising from or relating to any such holdover tenancy, including without limitation, any claim for damages made by a proposed succeeding tenant. Tenant's indemnification obligation hereunder shall survive the expiration or earlier termination of this Lease.

ARTICLE XXIII

NOTICES

23.1 Method and Addresses. Wherever any notice is required or permitted under this Lease, such notice shall be in writing. Any notice or document required or permitted to be delivered under this Lease shall be deemed to be delivered when it is actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when it is either (i) deposited in the United States mail, postage prepaid, certified mail, return receipt requested, or (ii) delivered to the custody of a reputable messenger service or overnight courier service, addressed to the applicable party to whom it is being delivered at the respective address for such party as is set out in Section 1.1 above, or at such other address as such applicable party may have theretofore specified to the delivering party by written notice.

23.2 Multiple Parties. If and when included within the term “Landlord'' as used in this Lease there be more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address for the receipt of notices and payments to the Landlord; if and when included within the term “Tenant” as used in this Lease there be more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment. In addition, Tenant agrees that notices to Tenant may be given by Landlord's attorney, property manager or other agent.

ARTICLE XXIV

SECURITY DEPOSIT

24.1 Comingling; Restoration. The Security Deposit prescribed in Section 1.1(n) of this Lease shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord's damages in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord's other business funds. As prescribed in Section 21.7 of this Lease, Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any Rent delinquencies or to satisfy any other covenant or obligation of Tenant hereunder; and following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

24.2 Return of Deposit. Subject to Section 8.5 above, within sixty (60) days after Tenant (i) has surrendered the Premises to Landlord as required under Article XX, and (ii) has provided Landlord with a forwarding address, Landlord shall return to Tenant the portion of the Security Deposit remaining after deducting all documented damages (which have been itemized and delivered to Tenant no later than thirty (30) days from Landlord’s accepting surrender of the Premises or termination of this Lease), charges and other amounts permitted by the terms of this Lease and applicable law. Tenant acknowledges and agrees that if Tenant has breached this Lease before or during Tenant's surrendering the Premises to Landlord, then Landlord shall be entitled to deduct from the Security Deposit being returned to Tenant (if any) all documentable damages and losses that Landlord has suffered as a result of such breach of this Lease by Tenant.

24.3 Assignment of Deposit. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee; and upon such transfer and the transferee's acknowledgement of responsibility to Tenant for the Security Deposit, Landlord shall thereafter have no further liability for the return of the Security Deposit.

24.4 Letter of Credit as Security Deposit.

(a)
Tenant's Option. Tenant may elect, in lieu of a cash Security Deposit, to deliver to Landlord (as “Beneficiary”) within ten (10) business days following the Effective Date, a standby letter of credit (“Letter of Credit”) in an amount equal to the required Security Deposit (as the same is subject to reduction pursuant to Section 24.5 below, such amount, hereinafter the “Letter of Credit Amount”), in such form and content and from an issuing bank reasonably satisfactory to Landlord. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the Lease Term, as may be extended.
(b)
General requirements of the Letter of Credit. In addition to the other conditions set forth herein, the Letter of Credit shall have the following terms and conditions. All other terms of the Letter of Credit are subject to Landlord’s reasonable approval.
(i)
The Letter of Credit shall be unconditional, clean and irrevocable.
(ii)
The Letter of Credit shall be conditioned for payment solely upon presentation of the Letter of Credit and a sight draft.
(iii)
The Letter of Credit shall have a stated expiration date of no earlier than sixty (60) days after the scheduled expiration date of the Lease Term or any Renewal Term and shall state on its face that, notwithstanding the stated expiration date, the term of the Letter of Credit shall be automatically renewed for successive, additional one-year periods up to the Expiration Date (or any extension thereof) unless, at least forty-five (45) days prior to any such date of expiration, the issuing bank shall have given written notice to Landlord at Landlord’s notice address as provided for under the Lease or such other address as Landlord shall have given to the issuing bank, that the Letter of Credit will not be renewed.
(iv)
The Letter of Credit shall be transferable one or more times by Landlord upon notice to, but without the consent of Tenant.
(v)
The Letter of Credit shall be subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.
(c)
Transfer and Change of Beneficiary Fees. Tenant acknowledges and agrees that it shall pay upon Landlord’s demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to (i) Landlord’s (or any subsequent Beneficiaries’) transfer of the Letter of Credit or (ii) the addition, deletion or modification of any beneficiaries under the Letter of Credit.
(d)
Issuing Bank. The Letter of Credit shall be issued by a commercial bank or trust company reasonably satisfactory to Landlord (i) having a net worth of not less than US $1 billion dollars, (ii) whose long-term unsecured debt obligations are rated in the highest category by Fitch Ratings Ltd, Moody’s Investors Services, Inc or Standard & Poor’s Rating Services, or their respective successors, (iii) whose deposits are insured by the FDIC and (iv) with banking offices at which the Letter of Credit may be drawn upon in Denver Colorado (alternatively, if such issuing bank does not have banking offices for draw purposes in Denver, such issuing bank must accept draw via facsimile or overnight courier).
(e)
Draws. Landlord may present the Letter of Credit for payment (i) to satisfy past due Rent or to cure any Event of Default by Tenant, or to satisfy any other loss or damage resulting from Tenant’s Event of Default or (ii) if Landlord receives notice of non-renewal prior to the expiration of the Letter of Credit then held by Landlord, and Landlord may use, apply, or retain the proceeds of the Letter of Credit to secure the performance of Tenant’s Lease obligations or (iii) Tenant shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant. Landlord may draw on the Letter of Credit, in whole or in part, at Landlord’s election; and, if Landlord partially draws down the Letter of

Credit, Tenant shall, within ten (10) business days after demand, restore all amounts drawn by Landlord.
(f)
Landlord’s Rights. The use of the Letter of Credit or any part of it by Landlord will not prevent Landlord from exercising any other right or remedy provided by the Lease, or by law. Landlord will not be required to proceed against the Letter of Credit. The Letter of Credit will not operate as a limitation on any recovery to which Landlord may be entitled. Any amount of the Letter of Credit that is drawn by Landlord, but is not used or applied by Landlord, will be held by Landlord for use consistent with this Article XXIV.
(g)
Cooperation by Tenant. Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Section including, at Landlord’s request, a modification providing that the Letter of Credit shall be expressly transferable without the consent of Tenant or Beneficiary to Landlord’s Superior Rights Holder if such Superior Rights Holder provides the issuer with a notarized statement evidencing that it is lawfully entitled to such transfer without the consent of Beneficiary.

24.5 Reduction of Security Deposit / Letter of Credit Amount. Provided (i) as of Reduction Effective Date (as defined below) no Event of Default is continuing and (ii) no Monetary Default has occurred within the twelve (12)-month period prior to any Reduction Effective Date, Tenant shall be entitled to reduce the amount of the Security Deposit as follows (each, an “Incremental Reduction”): (i) to an amount equal to $4,000,000.00 effective as of the last day of the thirty-sixth (36th) calendar month following the Commencement Date; (ii) to an amount equal to $3,000,000.00 effective as of the last day of the sixtieth (60th) full calendar month following the Commencement Date; (ii) to an amount equal to $2,000,000.00 effective as of the last day of the eighty-fourth (84th) full calendar month following the Commencement Date; and (iv) to an amount equal to the sum of the monthly Base Rent applicable to the last month of the Lease Term and the Pass-Through Costs applicable to the one hundred seventh (107th ) month, effective as of the last day of the one hundred eighth (108th) full calendar month following the Commencement Date. If Tenant is not entitled to reduce the Letter of Credit Amount as of any of the reduction effective dates set forth above (each a “Reduction Effective Date”) due to the occurrence of an Event of Default or a Monetary Default during the twelve (12) months prior to such Reduction Effective Date, then such Reduction Effective Date and, if applicable, the subsequent Reduction Effective Dates shall be postponed for a period equal to twelve (12) months from the date that Tenant cures such Event of Default or Monetary Default. Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the applicable reduced Letter of Credit Amount or an amendment so reducing the Letter of Credit Amount.

ARTICLE XXV

COMMISSIONS

25.1 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only (a) Erik Abrahamson of CBRE (for Landlord) and (b) Steven Billigmeier of Cushman & Wakefield (for Tenant) (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay a commission to the Brokers pursuant to a separate agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 25.1 shall survive the expiration or earlier termination of the Lease Term.

ARTICLE XXVI

LAWS AND REGULATIONS

26.1 Applicable Laws. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other rule, directive, order, regulation, guideline or requirement of any local, state or federal governmental entity or governmental agency (the “Applicable Laws”) now in force or which may hereafter be enacted or promulgated relating to or affecting the Premises and Tenant’s Permitted Use. Applicable laws shall include all Environmental Laws. At its sole cost and expense, Tenant shall promptly comply with all Applicable Laws. Should any standard or regulation now or hereafter be imposed on

Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building as are required by Tenant to comply with the governmental rules, regulations, requirements or standards described in this Article XXVI.

26.2 Permits. Tenant shall, at Tenant’s sole cost and expense, apply for, seek and obtain prior to the date on which Tenant commences occupancy of all or any portion of the Premises all necessary federal, state, county and municipal licenses, permits and approvals needed for the operation of Tenant’s business in the Premises, including any and all necessary permits and approvals directly or indirectly relating or incident to the conduct of its activities on the Premises, its scientific experimentation, transportation, storage, handling, use and disposal of any Hazardous Materials or animals or laboratory specimens (collectively, the “Required Permits”). Tenant shall thereafter maintain all Required Permits. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each Required Permit. Within ten (10) days of request by Landlord, Tenant shall furnish Landlord with copies of all Required Permits that Tenant has obtained together with a certificate certifying that such permits are all of the permits that Tenant has obtained with respect to the Premises. At Landlord's request, Tenant shall deliver to Landlord copies of all Required Permits to Landlord.

26.3 OFAC Compliance. Each of Landlord and Tenant certifies, represents, warrants and covenants that: (a) it is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

ARTICLE XXVII

MISCELLANEOUS

27.1 Relationship of Parties. Nothing in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

27.2 No Offset; Independent Covenants. Tenant shall not for any reason withhold or reduce Tenant's required payments of Rent and other charges provided in this Lease, it being agreed (i) that the obligations of Landlord under this Lease are independent of Tenant's obligations except as may be otherwise expressly provided in this Lease and (ii) that to the maximum extent permitted under Applicable Laws, Tenant hereby waives all rights which it might otherwise have to withhold Rent. The immediately preceding sentence shall not be deemed to deny Tenant the ability of pursuing all rights granted it under this Lease or at law (with the exception of any right of Tenant to offset or withhold the payment of Rent, which right is hereby waived to the maximum extent permitted by applicable law); however, at the direction of Landlord, Tenant's claims in this regard shall be litigated in proceedings different from any litigation involving Rent claims or other claims by Landlord against Tenant (i.e., each party may proceed to a separate judgment without consolidation, counterclaim or offset as to the claims asserted by the other party).

27.3 Limitation on Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited solely to Landlord's proceeds in the Premises and the rents derived therefrom, and Landlord shall not be personally liable for any deficiency, except that Landlord shall, subject to the provisions of Sections 18.7 and 24.3 of this Lease, remain liable to account to Tenant for any security deposit under this Lease. This Section 27.3 shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including as to any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord's members, affiliates, or partners, and Tenant shall not seek recourse against the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord's members, affiliates or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for any default by Landlord under the terms of this Lease shall be limited solely to the Landlord's interest in the Building and no other assets of Landlord, and Landlord shall not be personally liable for any deficiency. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Premises. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises, the Building, and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

27.4 No Continuing Waiver. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

27.5 Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, Casualty, actual or threatened public health emergency (including epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude either party, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a “Force Majeure”), shall excuse the non-monetary performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of a non-monetary obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, in no event shall financial inability be deemed to be, or be a cause of, an event of Force Majeure, and no event of Force Majeure shall (i) excuse Tenant’s obligations to pay Rent and other charges due pursuant to this Lease, (ii) be grounds for Tenant to abate any portion of Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Article XVI or Article XVII of this Lease, or (iii) excuse Tenant’s obligations under Article IV and Section 14.2 and Article XXVI of this Lease.

27.6 Tenant Financial Statements. Landlord acknowledges that Tenant is a publicly traded company and Tenant’s financial information is publicly available. If Tenant should cease to be a publicly traded company, then Tenant agrees, within ten (10) days after a request from Landlord, to deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or an affiliate or parent company of Tenant as Landlord may request. Tenant represents and warrants to Landlord that all such financial statements provided in connection with this Lease including, without limitation, any that have been provided prior to the Effective Date, are true, complete and correct as of the date thereof.

27.7 Landlord's Manager. Tenant is hereby notified that Landlord may, from time to time, appoint a manager for the Premises (each a “Landlord's Manager”) to whom Landlord may delegate some or all of Landlord's obligations under this Lease. Upon appointment of a Landlord's Manager and notice to Tenant of the same; (a) Tenant shall be required and authorized to take direction from Landlord's Manager with respect to Tenant's obligations under this Lease and (b) any release or indemnification of Landlord under this Lease shall also apply to Landlord's Manager.

27.8 Severability. In the event that any provision or part of this Lease should be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed and enforced to the maximum extent permitted by law. If such provision cannot be reformed, then it shall be severed from this Lease and the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

27.9 Intentionally Omitted.

27.10 Governing Law; Venue. The laws of the state of Colorado shall govern the interpretation, validity, performance and enforcement of this Lease. Except to the extent required otherwise by applicable law, the venue for any action relating to this Lease shall be brought solely and exclusively in the state and the county in which the Premises are located.

27.11 Headings. The captions and headings used herein are for convenience only and do not limit or amplify the provisions hereof.

27.12 Number; Gender. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

27.13 Inurement. The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors-in-interest and legal representatives except as otherwise herein expressly provided.

27.14 Entire Agreement; Amendments. This Lease contains the entire agreement between the parties, and no rights are created in favor of either party on account of any condition or event other than as specified or expressly contemplated in this Lease. No brochure, rendering, information or correspondence shall be deemed to be a part of this agreement unless specifically incorporated herein by reference. In addition, no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

27.15 Intentionally Omitted.

27.16 No Offer. The submission by Landlord of this instrument to Tenant for examination, negotiation or signature does not constitute an offer of, an option for, or a representation by Landlord regarding, a prospective lease. This Lease shall be effective if and when (and only if and when) it has been executed and delivered by both Landlord and Tenant.

27.17 Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and each hereby does, waive trial by jury (unless such waiver would preclude a right to counterclaim) in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceedings for non-payment of Rent or other sums due hereunder, Tenant will not interpose any non-mandatory counterclaim of whatever nature or description in any such proceedings.

27.18 Memorandum of Lease. Landlord and Tenant will, at the request of the other, promptly execute a Memorandum of Lease substantially in the form of Exhibit G attached hereto, which shall be filed for record in the real property records of the county in which the Premises is located but in no event earlier than the date that is two (2) business days after the Landlord Financing Deadline or Landlord’s earlier waiver of the Landlord’s Financing Contingency.

27.19 Counterparts; Signatures. This Lease may be executed in two (2)or more duplicate originals. Each duplicate original shall be deemed to be an original hereof. Landlord and Tenant consent and agree that this Lease may be signed and/or transmitted by e-mail of a .pdf document and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature.

[Landlord and Tenant signatures, next page.]

EXECUTED to be effective as of the later of the dates accompanying a signature by Landlord or Tenant below; provided, however, that if the later of the dates accompanying a signature by Landlord or Tenant below is different from the date specified as the “Effective Date” on the first page of this Lease, then the date so specified on the first page of this Lease shall be deemed to be the “Effective Date “ for all purposes.

LANDLORD:

Centennial Valley Properties I, LLC, a Colorado limited liability company

By: Koelbel and Company,

a Colorado corporation, its manager

By:	/s/ WALTER A. KOELBEL, JR.
Name printed:	Walter A. Koelbel, Jr.
Title:	Koelbel and Company
Date of Signature:	3/11/2022

TENANT:

Biodesix, Inc., a Delaware corporation

By:	/s/ ROBIN HARPER COWIE
Name printed:	Robin Harper Cowie
Title:	CFO
Date of Signature:	3/11/2022

EXHIBIT A

Site Plan of the Premises and Building

DAHLIA STREET
DILLON ROAD
LOT 12
LOT 3
LOT 11
LEGEND
EXISTING STREET LIGHT
EXISTING SIGNAL LIGHT
HANDICAPPED PARKING
PARKING COUNT PER ROW
PROPOSED CURB AND GUTTER
PROPOSED CONCRETE SIDEWALK
PROPOSED COLORED CONCRETE SIDEWALK
PARKING LOT LIGHT LOCATION
TRAFFIC DIRECTION ARROW
PROPERTY LINE
BUILDING ENTRANCE

A-1

EXHIBIT B

Legal Description of the Premises

B-1

EXHIBIT C

[intentionally omitted]

C-1

EXHIBIT D

Approximate Depiction of Subdivision Boundaries

D-1

EXHIBIT E

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Tenant Name:

Lease Address:

Lease Type (check correct box – right click to properties): ☐ Primary Lease/Lessee

☐
Sublease from:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0 PROCESS INFORMATION

Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

2.0 HAZARDOUS MATERIALS – OTHER THAN WASTE

Will (or are) non-waste hazardous materials be/being used or stored at this site? If so, continue with the next question. If not, go to Section 3.0.

2.1 Are any of the following materials handled on the Project? ☐ Yes ☐ No

[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.

☐	Combustible dusts/fibers	☐	Explosives	☐	Flammable liquids
☐	Combustible liquids (e.g., oils)	☐	Compressed gas - inert	☐	Flammable solids/pyrophorics
☐	Cryogenic liquids - inert	☐	Compressed gas - flammable/pyrophoric	☐	Organic peroxides
☐	Cryogenic liquids - flammable	☐	Compressed gas - oxidizing	☐	Oxidizers - solid or liquid
☐	Cryogenic liquids - oxidizing	☐	Compressed gas - toxic	☐	Reactives - unstable or water reactive
☐	Corrosives - solid or liquid	☐	Compressed gas - corrosive	☐	Toxics - solid or liquid

2-2. For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, & cubic feet for gases)

2-3. Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.

2-4. Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.

☐	Risk Group 2/Biosafety Level- 2 Biohazards	☐	Risk Group 3/Biosafety Level-3 Biohazards	☐	Radioisotopes/Radiation

3.0 HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)

Are (or will) hazardous wastes (be) generated? ☐ Yes ☐ No

If YES, continue with the next question. If not, skip this section and go to section 4.0.

3.1 Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the Project?

☐	Liquids	☐	Process sludges	☐	PCBs
☐	Solids	☐	Metals	☐	wastewater

3-2. List and estimate the quantities of hazardous waste identified in Question 3-1 above.

		WASTE TYPE			DISPOSITION [e.g.,

HAZRDOUS (CHEMICAL) WASTE GENERATED	SOURCE	RCRA listed (federal)	Non- RCRA (California ONLY or recycle)	APPROX. MONTHLY QUANTITY with units	off-site landfill, incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)]
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐

3-3. Waste characterization by: Process knowledge ☐ EPA lab analysis ☐ Both ☐

3-4. Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write “TBD.”

Hazardous Waste Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-5. Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEPA filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.

▪
Yes ☐ No

If YES, please list/describe:

4.0 OTHER REGULATED WASTE (i.e., REGULATED BIOLOGICAL OR MEDICAL WASTE referred to as “Medical Waste” in California)

4-1. Will (or do) you generate medical waste? ☐ Yes ☐ No If NO, skip to Section 5.0.

4-2. Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:

☐	Contaminated sharps (i.e., if contaminated with ≥ Risk Group 2 materials)	☐	Animal carcasses	☐	Pathology waste known or suspected to be contaminated with ≥ Risk Group 2 pathogens)
☐	Red bag biohazardous waste (i.e., with ≥ Risk Group 2 materials) for autoclaving	☐	Human or non-human primate blood, tissues, etc. (e.g., clinical specimens)	☐	Trace Chemotherapeutic Waste and/or Pharmaceutical waste NOT otherwise regulated as RCRA chemical waste

4-3. What vendor will be used for off-site autoclaving and/or incineration?

4-5. Do you have a Medical Waste Permit for this site? ☐ Yes ☐ No, not required.

▪
No, but an application will be submitted.

5.0 UNDERGROUND STORAGE TANKS (USTS) & ABOVEGROUND STORAGE TANKS (ASTS)

5-1. Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? ☐ Yes ☐ No

NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST! [NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]

If NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*NOTE: The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.

5-2. Please provide copies of written tank integrity test results and/or monitoring documentation, if available. 5-3. Is the UST/AST registered and permitted with the appropriate regulatory agencies? ☐ Yes ☐ No, not yet

If YES, please attach a copy of the required permit(s) See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).

5-4. If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

5-5. If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Project?

☐
Yes ☐ No

If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

5-6. For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

☐
Yes ☐ No

For new tenants, are installations of this type required for the planned operations? ☐ Yes ☐ No

If YES to either question in this section 5-6, please describe.

6.0 ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Project. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

7.0 OTHER REGULATORY PERMITS/REQUIREMENTS

7-1. Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.

▪
Yes ☐ No ☐ No, but one will be prepared and submitted to the Landlord property management company.

If so, please attach a copy of this permit or provide it later when it has been prepared.

7-2. [intentionally omitted]

7-3. NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building. The HMIS will include much of the information listed in Section 2-2. Neither the landlord nor the landlord’s property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable fire code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the Project.

Signature:

Name:

Title:

Date:

Telephone:

EXHIBIT F

Commencement Date Certificate

[SAMPLE ONLY – FORM TO BE COMPLETED BY LANDLORD AND EXECUTED BY TENANT ON OR AFTER COMMENCEMENT DATE]

LANDLORD:

TENANT:

LEASE DATE: ,

PREMISES:

1.
The Delivery Date Occurred on , 202_.

2.
The Commencement Date Occurred on , 202_.

Tenant hereby accepts the Premises as being in the condition required under the Lease.

Landlord:	Tenant:

[DO NOT SIGN]	[DO NOT SIGN]

By: ,
a

By:	By:
Its:	Its:
Telephone: ( )	Telephone: ( )
Facsimile: ( )	Facsimile: ( )
Executed at:	Executed at:
on:	on:

F-1

EXHIBIT G

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is made as of the day of (the “Effective Date”), by and between Centennial Valley Properties I, LLC, a Colorado limited liability company (“Landlord”) and Biodesix, Inc., a Delaware corporation (“Tenant”).

1.
Purpose of Memorandum. Landlord and Tenant have executed a certain Lease agreement (Single Tenant – NNN) dated , 202_ (the “Lease”) creating certain rights and obligations of the parties regarding certain premises (the “Premises”) located the City of Louisville, County of Boulder, State of Colorado on [a portion of] the real property more particularly described in Exhibit A attached hereto. In lieu of recording the entire Lease, Landlord and Tenant have executed this Memorandum to give notice to all third parties of the existence of the Lease and to restate certain of its primary terms.

2.
Lease. Landlord has leased the Premises to Tenant, and Tenant has leased the Premises from Landlord, subject to the terms of the Lease.

3.
Term. The initial term of the Ground Lease is 144 months commencing on . 202_, subject to and in accordance with the terms of the Lease. In addition, Tenant has the right to extend the term of the Lease for two (2) additional terms of either seven (7) or ten (10) years each (the “Renewal Terms”).

4.
Effect of Memorandum. This Memorandum contains only a summary of some primary terms of the Lease, which is incorporated herein by this reference. Whether or not restated herein, the terms and conditions of the Lease remain in full force and effect. In the event of any conflict between the provisions of the Lease and this Memorandum, the provisions of the Lease shall control.

[Remainder of Page Left Intentionally Blank]

G-1

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date set forth above.

LANDLORD:
Dated:__________	Centennial Valley Properties I, LLC, a Colorado limited liability company.

By: Koelbel and Company, a Colorado corporation, its manager

By:_____________
Name printed:_____________
Title:____________

STATE OF COLORADO )

)

COUNTY OF )

The foregoing instrument was acknowledged before me the day of ______, 20__ by ________________________ as ___________ for Centennial Valley Properties I, LLC, a Colorado limited liability company.

Witness my hand and official seal.

My commission expires: _______

[S E A L]
Notary Public

TENANT:
Dated:__________	Biodesix, Inc., a Delaware corporation

By:_____________
Name printed:_____________
Title:____________

STATE OF COLORADO )

)

COUNTY OF )

The foregoing instrument was acknowledged before me the day of ______, 20__ by ________________________ as ___________ for Centennial Valley Properties I, LLC, a Colorado limited liability company.

Witness my hand and official seal.

My commission expires: _______

[S E A L]
Notary Public

G-2

EXHIBIT H

Option to Extend Addendum

1.
Grant of Option. Subject to the terms and conditions of this Addendum, Tenant shall have the option to extend the Lease Term for two (2) successive periods of either seven (7) or ten (10) years each (each a “Renewal Term”). There shall be no additional renewal terms beyond the Renewal Terms set forth herein. Tenant must exercise its option to extend the Lease by giving Landlord written notice (the “Renewal Notice”) of its election to do so no later than twelve (12) months, and no earlier than twenty-four (24) months, prior to the expiration of the then-current Lease Term. If Tenant fails to timely deliver the Renewal Notice in strict accordance with this Addendum and the notice provisions of the Lease, then Tenant shall be deemed to have waived its extension rights, as aforesaid, and Tenant shall have no further right to renew this Lease.
2.
Terms and Conditions of Option. All terms and conditions of this Lease, including, without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during any Renewal Term, except that the Base Rent payable during the Renewal Term shall equal the Prevailing Market Rate (as defined below) at the time of the commencement of the applicable Renewal Term. As used in this Addendum, the term “Prevailing Market Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a lease for comparable space as to build-out, location, configuration, and size, in a building comparable to the Building located in the greater Louisville, Lafayette, Superior and surrounding Boulder County Colorado areas (excluding the City of Boulder) for a comparable term and taking into account all relevant factors.
3.
Determination of Prevailing Market Rate. Within thirty (30) days after receipt of Tenant's Renewal Notice, Landlord shall advise Tenant of Landlord's determination of the applicable Base Rent rate for the Premises for the applicable Renewal Term (“Landlord's Renewal Base Rent Notice”), which shall be the Prevailing Market Rate per rentable square foot for the Premises. Tenant, within fifteen (15) days after Tenant's receipt of Landlord's Renewal Base Rent Notice, shall either (i) give Landlord written notice (“Binding Notice”) that Tenant accepts the Base Rent rate for the Premises for the Renewal Term described in Landlord's Renewal Base Rent Notice, in which event the parties shall enter into the Renewal Amendment (as defined below), or (ii) if Tenant disagrees with Landlord's determination of the applicable Base Rent rate for the Premises during the Renewal Term, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen (15) day period, Tenant shall be deemed to have provided Landlord a Binding Notice. If Tenant provides Landlord with a Binding Notice or is deemed to have provided Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Rate for the Premises during the Renewal Term. When Landlord and Tenant have agreed upon the Prevailing Market Rate for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise (and such shall be deemed a “Binding Notice”, for purposes herein), and Landlord and Tenant shall enter into the Renewal Amendment. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Rate for the Premises within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, then Tenant, by written notice to Landlord (the “Arbitration Notice”) within five (5) days after the expiration of such thirty (30) day period, shall have the right to have the Prevailing Market Rate determined in accordance with the arbitration procedures described in Section 5 below. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate for the Premises within the thirty (30) day period described and Tenant fails to timely exercise its right to arbitrate, then Tenant shall be deemed to have accepted Landlord's last best offer of the Prevailing Market Rate for the Premises.
4.
Limitations; Termination of Option to Renew. Tenant shall not have the right to renew the Lease for any amount of space less than the entire Premises hereunder. The renewal option granted herein shall terminate as to the entire Premises upon the failure by Tenant to timely exercise its option to renew at the times and in the manner set forth in this Addendum. Tenant shall not have the option to renew, as provided in this Addendum, if, as of the date of the Renewal Notice, or as of the scheduled commencement date of the Renewal Term, an Event of Default is continuing beyond applicable notice and cure periods.

H-1

5.
Arbitration Procedure.

a.
If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within five (5) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market Rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market Rate shall be the average of the two (2) Estimates. If the Prevailing Market Rate is not resolved by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two (2) Estimates most closely reflects the Prevailing Market Rate for the Premises during the Renewal Term. Each appraiser so selected shall be a real estate broker licensed in Colorado specializing in the field of office or life science leasing in the greater Bounder/Denver, Colorado area, having no fewer than ten (10) years’ experience in such field, and recognized as ethical and reputable within the field.

b.
Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two (2) Estimates most closely reflects the Prevailing Market Rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two (2) appraisers cannot agree upon which of the two (2) Estimates most closely reflects the Prevailing Market Rate within twenty (20) days after their appointment, then, within ten

(10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case, within fourteen (14) days, the arbitrator shall make his determination of which of the two (2) Estimates most closely reflects the Prevailing Market Rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises, and the parties shall enter into the Renewal Amendment as described and defined above. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

c.
If the Prevailing Market Rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Lease Term or prior Renewal Term, as applicable, for the Premises until such time as the Prevailing Market Rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.
6.
Self-Operative; Amendment to Lease. Notwithstanding the fact that, upon Tenant’s delivery of a Renewal Notice, the renewal of the Lease Term shall be self-executing, Landlord and Tenant shall, promptly following the determination of the Base Rent for the applicable Renewal Term, execute one or more amendments to the Lease reflecting such additional term (each a “Renewal Amendment”).

H-2

EXHIBIT I

WORK LETTER

This “Work Letter” is attached to and made a part of the Lease Agreement (Single Tenant – NNN) (the “Lease”) by and between Centennial Valley Properties I, LLC, a Colorado limited liability company (“Landlord”), and Biodesix, Inc., a Delaware corporation (“Tenant”) for the Premises as defined in the Lease. Capitalized terms not otherwise defined in this Work Letter shall have the meanings given to such terms in the Lease.

This Work Letter sets forth the rights and obligations of Landlord and Tenant with respect to the improvements to be performed in and at the Premises for Tenant’s use. It is agreed that construction of the Tenant Work (as defined in Section 4.1) shall be completed in accordance with the Approved Construction Drawings (as defined in Section 3.3) at Tenant’s sole cost and expense, subject to the Allowance as defined in Section 2.1) and disbursed by Landlord pursuant to the terms of this Work Letter.

SECTION 1

LANDLORD WORK; ALLOWANCE

1.1 Landlord’s Delivery. Except as otherwise specified in Section 1.2 below, Landlord shall have no obligation for construction work or improvements in the Premises. Landlord’s contribution to the construction and improvements consists only of (a) delivery of possession of the Premises to Tenant in the condition provided for under the Lease, and (b) disbursement to Tenant of the Allowance in accordance with the terms and conditions of this Work Letter.

1.2 Landlord Work. Simultaneously with the construction of the Tenant Work, Landlord shall, at Landlord’s sole cost and expense, perform the work substantially in accordance with permittable construction drawings based on the pricing plans set described on Schedule 1 attached hereto (collectively, the “Landlord Work”). As provided for in the above-referenced pricing plan, the Landlord Work does not include exterior signage shown on the pricing plan. Landlord shall perform the construction of the Landlord Work in a good and workmanlike manner consistent with first class standards and in accordance with all Applicable Laws. Landlord shall use commercially reasonable efforts to achieve substantial completion of the Landlord Work on or before the Commencement Date. Landlord shall assign to Tenant any guarantees or warrantees procured by Landlord from contractors, subcontractors, or materialmen relating to any Landlord Work on items that Tenant is required to maintain under the Lease. By execution of the Lease, Tenant acknowledges receipt of a copy of the pricing plans described in Schedule 1.

1.3 Punchlist. Upon Substantial Completion of the Landlord Work, Landlord and Tenant shall jointly inspect the Landlord Work to develop a list of items under Section 1.2 that are not complete (the “Punchlist Items”). The existence of the punchlist (and completion of the Punchlist Items thereon) shall not delay the Commencement Date and shall not affect Tenant’s obligation pay Rent in accordance with the provisions of the Lease. Landlord shall complete the Punchlist Items with reasonable diligence. Notwithstanding Landlord’s obligation to complete the Punchlist Items, Tenant shall be responsible, at Tenant’s sole cost and expense, for repairing or replacing any portion of the Landlord Work damaged by Tenant or Tenant's Construction Agents before or after Landlord has completed the Landlord Work, and such items may not be included as Punchlist Items.

1.4 Landlord’s Rights. Landlord shall have the right to approve any contractors, subcontractors, and engineers used by Tenant in connection with the Tenant Work as provided for herein. Further, Landlord shall have the right to post and maintain any notices of non-responsibility in or about the Premises during the performance of the Tenant Work.

1.5 Coordination of Work. Landlord retains the right to access the Premises during the Construction Period in order to complete the Landlord Work. Landlord and Tenant hereby agree to fairly allocate the usage of the Premises during the concurrent performance of Landlord Work and Tenant Work and to cooperate with such overlapping work in the Premises and the Building. Furthermore, Landlord and Tenant shall, and shall cause all of their respective Construction Agents (as defined in Section 4.1(b)) to, coordinate their respective construction activities in connection with the Landlord Work and the Tenant Work, including the introduction and storage of their materials and equipment and the execution of their work and shall coordinate such work as the circumstances may require to effect timely completion of the Landlord Work and Tenant Work.

SECTION 2

ALLOWANCE ITEMS; DISBURSEMENT

2.1 Allowance.

(a)
Landlord shall, subject to the terms and conditions of this Work Letter, provide an allowance (the “Allowance”) in an amount of $235.00 per square foot of the Rentable Area of the Premises which is the sum of:
(a)
$185.00 per square foot of the Rentable Area of the Premises (the “Tenant Improvements Allowance”) to be applied only to Tenant Work Allowance Items; and (b) $50.00 per square foot of the Rentable Area of the Premises (the “Base Building Allowance”) to be applied only to Base Building Allowance Items (as defined in Section 2.2 below). In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the sum of the Allowance. Tenant shall have the right to use up to $7.50 per square foot of the Rentable Area of the Tenant Improvement Allowance for Non-Construction Allowance Items as provided for in Section 2.2(b) below.

(b)
Tenant shall be entitled to increase the amount of the Tenant Improvement Allowance portion of the Allowance by up to $25.00 per square foot of the Rentable Area of the Premises upon written notice delivered to Landlord on or before the Landlord Financing Deadline. Tenant’s right to so increase the Allowance is strictly subject to the following: (i) Tenant’s timely delivery of a notice to Landlord stating the amount of Tenant’s requested additional Tenant Improvements Allowance (the “Extra Allowance Amount”); (ii) no Event of Default exists as of the date of Tenant’s request; (iii) the Extra Allowance Amount is amortized into the Base Rent payable over the initial Lease Term excluding any part of the Rent Abatement Period or Partial Rent Abatement Period, at a rate of six percent (6%); and (iv) Landlord and Tenant enter into an amendment to the Lease increasing the Base Rent to reflect the amortization of the Extra Allowance Amount.

2.2 Disbursement of the Allowance.

(b)
Allowance Items. Landlord shall disburse the Allowance only for the following items and costs (collectively, the “Allowance Items”)

(i)
“Tenant Work Allowance Items” shall mean all costs described in the following items under this Section 2.2(a)(i) attributable to Tenant Work other than Base Building Items (as defined in Section 2.2(a)(ii) below):

(A)
Payment of the fees of the Architect, the Engineer, and the Project Manager (as defined in Section 3.1) of this Work Letter as documented by invoices provided by Tenant, including the cost of preparing and revising Tenant’s space plans, Construction Drawings, the Final Construction Drawings, and the Approved Construction Drawings;

(B)
The actual cost of construction of the Tenant Work, including, without limitation, the cost of labor and materials, installation of cables and security equipment, testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions;

(C)
The payment of consulting fees and plan check, permit, and license fees relating to construction of the Tenant Work;

(D)
The cost of any changes to the Construction Drawings or the Tenant Work required by all Applicable Laws, including, without limitation, all applicable building codes; and

(ii)
“Base Building Allowance Items” shall mean all costs described in items under Section 2.2(a)(i)(A) though (D) attributable to improvements to the following items: upgrades to the electrical service to the Building, electrical panel upgrades, HVAC upgrades for office and lab, water and sewer enhancements to the existing services, fire and life safety upgrades. No part of the Base Building Allowance may be applied to Tenant Work Allowance Items or Non-Construction Allowance Items (as defined below).

(c)
Non-Construction Costs. A portion of the Tenant Improvement Allowance, not exceeding $7.50 per square foot of the Rentable Area (the “Non-Construction Funds”) shall be available for or applicable toward Non- Construction Allowance Items (as defined below). Except as expressly set forth in this Section 2.2(b) (if at all), in no event shall any part of the Allowance in excess of the Non-Construction Funds amount be available for or applicable to any costs of procuring or installing any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing or any other personal property, and the cost of such personal property shall be paid by Tenant. Notwithstanding the foregoing, so long as no Default is continuing under the Lease beyond any applicable notice and cure period, Tenant shall be entitled to apply a portion of the Allowance not to exceed the amount of the Non-Construction Funds for Tenant's actual, documented costs of the following (collectively, “Non-Construction Allowance Items”): (A) purchasing and installing Tenant’s trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling and other personal property; and (B) purchasing and installing Tenant’s furniture, fixtures, and other equipment to be used exclusively within the Premises

(d)
Unused Funds. Any portion of the Allowance remaining for longer than six (6) months after the Commencement Date shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement, or other concession in connection therewith.

(e)
Monthly Disbursement of the Allowance. Provided that Tenant is not in Default, Landlord shall make periodic disbursements of the Allowance (less a five percent (5%) retainage, herein the “Retainage”) for Allowance Items for the benefit of Tenant in accordance with the terms and conditions of this Section 2.2(d); provided, however, in no event shall Landlord make disbursements more than once monthly. From time to time as Tenant receives draw requests from the Contractor (as defined in Section 4.1(a) of this Work Letter) during the construction of the Tenant Work, Tenant shall deliver to Landlord, as a condition to the disbursement of all or any portion of the Allowance: (1) an executed request for payment of the Contractor, in a form reasonably acceptable to Landlord, detailing the portion of the work completed; (2) invoices from all of Tenant’s Construction Agents (as defined in Section 4.1(b)) for labor rendered and materials delivered to the Premises; (3) executed unconditional partial mechanics’ lien waivers and releases (conforming to the requirements of applicable Law) from all of Tenant’s Construction Agents receiving funds from the disbursement; (4) copies of each invoice and reasonable documentation to evidence Tenant’s payment of such invoice. Not more than thirty (30) days thereafter, Landlord shall deliver a check payable to the Contractor or such other of Tenant's Construction Agents or directly to Tenant (as directed by Tenant in Tenant's disbursement request) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2(d), or (B) the balance of any remaining available portion of the Allowance (net of Retainage); provided, however, as a condition to the final disbursement of the remaining balance of the Allowance, including any Retainage (the “Final Disbursement”), Tenant shall deliver to Landlord, in addition to all other items set forth in this Section 2.2(d): (y) an executed unconditional final mechanics’ lien waiver and release (conforming to the requirements of applicable Law) from all of Tenant's Construction Agents and (z) a certificate from the Architect, in form and substance satisfactory to Landlord's lender, certifying that, as of the date of the certificate, the Tenant Work has been completed in accordance with the Approved Construction Drawings (as defined in Section 3.3) and is Substantially Complete. Landlord’s payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

(f)
Should Landlord fail to pay the Allowance as required herein, Tenant shall have the right to offset the amount of any deficiency in the Allowance from Base Rent and Additional Rent due under the Lease until the full amount of the deficient Allowance has been recouped.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect, Contractor and Engineer/Construction Drawings. Tenant shall retain DLR Group (the “Architect”) to prepare the Construction Drawings. Tenant shall retain Swinerton Construction (the “Contractor”) as Tenant’s general contractor. Tenant shall retain the engineering consultants designated by Landlord (the “Engineer”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises, which work is not part of the Base Building. Tenant may retain a project manager to oversee the Tenant Work (the “Project Manager”), the cost of which shall be included in the Allowance, subject to Section 2 above. Landlord may, at its sole cost and expense, retain a project manager to oversee the Tenant Work to ensure that the Tenant Work is performed in compliance with Laws, and the terms and conditions of the Lease and this Work Letter (including, without limitation, compliance with the Approved Construction Drawings and all Schedules attached hereto). The plans and drawings to be prepared by Architect and the Engineers hereunder in connection with the Tenant Work (which plans and drawings may also include some portion of the Landlord Work) shall be known collectively as the “Construction Drawings”. All Construction Drawings shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Landlord shall advise Tenant, in writing, within ten (10) business days after Landlord’s receipt of the Construction Drawings if the same is unsatisfactory or incomplete in any respect (and specify in such written notice the unsatisfactory items). Landlord's failure to respond within ten (10) business days after its receipt of the Construction Drawings shall be deemed as Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, compliance with Laws, or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers, and consultants and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings. Tenant shall be fully responsible and liable for the sufficiently of the design to conform to all Applicable Laws and as necessary to accommodate the use and storage of Tenant’s Hazardous Materials.

3.2 Final Construction Drawings. Tenant shall supply the Architect and the Engineer with a complete listing of standard and non-standard equipment and specifications, including, without limitation, HVAC requirements, electrical requirements, and special electrical receptacle requirements for the Premises to enable the Architect and the Engineer to complete the Final Construction Drawings in the manner as set forth below. Tenant shall promptly cause the Architect and the Engineer to complete the architectural and engineering drawings for the Tenant Work, and Architect shall compile a fully-coordinated set of architectural, structural (if required), mechanical, electrical, and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Drawings”) and shall submit the same to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Construction Drawings. Landlord shall advise Tenant, in writing, within ten (10) business days after Landlord's receipt of the Final Construction Drawings for the Tenant Work if the same is unsatisfactory or incomplete in any respect (and specify in such written notice the unsatisfactory items). If Landlord so advises Tenant, Tenant shall promptly revise the Final Construction Drawings in accordance with such review and any disapproval of Landlord in connection therewith. Landlord's failure to respond within ten

(10) business days after its receipt of the Final Construction Drawings shall be deemed as Landlord's approval.

3.3 Approved Construction Drawings. The Final Construction Drawings with the changes required by Landlord pursuant to Section 3.2 above, if any, (the “Approved Construction Drawings”) shall be submitted by Tenant to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's sole responsibility; provided, however, that Landlord shall cooperate, at no cost to Landlord, with Tenant in executing permit applications and performing other ministerial acts necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications, or alterations in the Approved Construction Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

3.4 Plan Review Costs. Tenant shall reimburse Landlord for all actual third-party costs and expenses (“Plan Review Costs”) incurred by Landlord for the review and approval of any structural work included in the Construction Drawings, Final Construction Drawings, and any other proposed plans and specifications relating to structural aspects of the Tenant Work. Tenant shall pay such Plan Review Costs to Landlord within ten (10) business days after receipt of Landlord's invoices therefor.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

(a)
The Contractor. Tenant shall retain a general contractor to construct the improvements in the Premises for Tenant's use in accordance with the Approved Construction Drawings (the “Tenant Work”). Such general contractor (the “Contractor”) shall be (i) subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed, (ii) licensed in the State of Colorado, and (iii) insured in accordance with the provisions of this Work Letter. Tenant agrees to use commercially reasonable efforts to obtain or cause to be obtained a "no lien" contract from Tenant's Construction Agents.

(b)
Tenant’s Construction Agents. Upon Landlord's written request, Tenant will request the Contractor to give Landlord a list of all subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, together with the Contractor, the Architect, the Engineer, and the Project Manager, collectively, “Tenant’s Construction Agents”). In addition to Landlord’s approval of the Contractor, Landlord may elect to review and approve other of Tenant’s Construction Agents, which approval shall not be unreasonably withheld, conditioned, or delayed.

4.2 Construction of the Tenant Work by Tenant’s Construction Agents.

(a)
Conditions for Tenant's Construction Agents and the Tenant Work. Tenant and Tenant’s Construction Agents’ construction of the Tenant Work shall comply with the following: (i) the Tenant Work shall be constructed in accordance with the Approved Construction Drawings and all Laws; and (ii) Tenant acknowledges receipt of the Contractor Rules and Regulations and agrees that Tenant and Tenant’s Construction Agents shall abide by the Contractor Rules and Regulations, with respect to the use of the Premises, storage of materials, coordination of work with the contractors of other lessees, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Work.

(b)
Indemnity. Without limiting Tenant’s general indemnity obligations contained in the Lease, Tenant agrees to indemnify, protect, defend, and hold the Landlord Indemnified Parties harmless from and against any and all Losses arising from or in any way related to (i) the Tenant Work; (ii) any negligence or willful misconduct of Tenant, Tenant's Construction Agents, Tenant Related Parties, or anyone directly or indirectly employed by any of them; (iii) Tenant's non-payment of any amount arising out of the Tenant Work; and/or (iv) Tenant's disapproval of all or any portion of any request for payment from Tenant's Construction Agents. Such indemnity by Tenant shall also apply with respect to any and all Losses related in any way to Landlord’s performance of any ministerial acts reasonably necessary (A) to permit Tenant to complete the Tenant Work and (B) to enable Tenant to obtain any building permit or certificate of occupancy for all or any portion of the Premises.

(c)
Requirements of Tenant’s Construction Agents. Each of Tenant’s Construction Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Work for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Construction Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Work, and/or the Building and/or the Common Areas that may be damaged or disturbed thereby. All such warrantees or guarantees as to materials or workmanship of or with respect to the Tenant Work shall be contained in the contract or subcontract and shall be written such that such guarantees or warrantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(d)
Insurance Requirements; Governmental Compliance.

(i)
Insurance Requirements. The Architect, Engineer, and Contractor and each subcontractor shall purchase and maintain such insurance as will protect them and the named insureds set forth on Schedule 2, attached hereto and incorporated herein, from any and all Losses, whether by any of the foregoing or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable. Such insurance shall include the coverages and satisfy the requirements for insurance described on Schedule 2.

(ii)
Governmental Compliance. The Tenant Work shall comply in all respects with the following: (A) the applicable building code and other state, federal, city, or quasi-governmental laws, codes, ordinances, and regulations as each may apply according to the rulings of the controlling public official, agent, or other person; (B) the Permitted Exceptions; (C) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (D) building material manufacturers’ specifications.

SECTION 5

CONSTRUCTION PERIOD

5.1 Construction Period. During the Construction Period, Landlord shall adopt a construction schedule consistent with Tenant's construction schedule, and Tenant and Landlord and their contractors shall work in harmony and not interfere with or delay the performance of Tenant Work or Landlord Work, or with the work of any other tenant or occupant of the Building. All work performed by Tenant or Tenant's contractors shall be performed in a good and workmanlike manner consistent with first class standards and in accordance with all Laws, and subject to such rules and regulations as Landlord shall reasonably prescribe.

5.2 Tenant Responsibility. Tenant assumes full responsibility for all acts of Tenant, the Tenant Related Parties, and Tenant’s Construction Agents and for all property, equipment, materials, tools, or machinery placed or stored in the Premises by Tenant, Tenant Related Parties, or Tenant's Construction Agents, except as relates Losses arising from the negligence or willful misconduct of Landlord or Landlord's contractors, subcontractors, or materialmen. Tenant shall promptly repair or cause to be repaired, at its sole cost and expense, all damage caused to the Premises or the Property by Tenant or any of the Tenant Related Parties or Tenant's Construction Agents. Tenant shall indemnify and hold Landlord and Landlord Indemnified Parties harmless from and against any and all Losses of any nature occurring during the Construction Period, including damage or delays to completion of the Landlord Work as a result of the actions or omissions of Tenant, Tenant Related Parties, or Tenant’s Construction Agents.

SECTION 6

GENERAL PROVISIONS

6.1 Tenant Representative. Tenant has designated Eric Stenner as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter, until further written notice to Landlord.

6.2 Landlord Representative. Landlord has designated Walter Koelbel and/or Jeff Sheets as its representatives with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.3 “As-Built” Drawings and Specifications. Within thirty (30) days after the completion of the Tenant Work, Tenant shall deliver to Landlord, at Tenant's sole cost and expense, a CADD file in a format reasonably acceptable to Landlord and a set of mylar reproducibles of all "as-built" drawings and specifications of the Premises (reflecting all field changes and including, without limitation, architectural, structural, mechanical, and electrical drawings and specifications) prepared by all of Tenant’s Construction Agents.

6.4 Force and Effect. The terms and conditions of this Work Letter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Work Letter and the Lease as to the specific matters which are the subject of this Work Letter, the terms and conditions of this Work Letter shall control.

6.5 Applicability. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

SCHEDULE 1 TO EXHIBIT C (WORK LETTER) LANDLORD WORK

919 W Dillon Rd Renovation Pricing Set – 01/27/2022 prepared by DLR Group reference No. 37-22209-00 Pricing Set Sheet List

0.1	Cover Sheet
1.1	Demolition Plan
1.2	Demolition Roof Plan
1.3	Demolition Elevations
1.4	New Plan
1.6	New Elevations
1.7	New Elevations – Rendered
1.8	Perspective Views & Materials
S1.1	Structural Foundation Demo Plan
S1.2	Structural Framing Plan
SD 1.1	Structural Foundation Plan
SD 1.2	Structural Framing Plan

Schedule 1 – I-1

SCHEDULE 2 TO EXHIBIT C (WORK LETTER) INSURANCE REQUIREMENTS

SECTION 1. General. The Contractor shall procure and maintain in effect until final completion of the Tenant Work, or such longer periods as may be required as set forth in the Work Letter, the Lease or in any other agreements or contracts governing the construction of the Tenant Work (collectively, the “Contract Documents”), the insurance coverages described below.

(a)
Workers’ Compensation and Employers Liability Insurance.

(i)
Workers’ Compensation Insurance with statutory benefits and limits which shall fully comply with all State and Federal requirements applying to this insurance; which shall include Broad Form all states and voluntary compensation endorsements.

(ii)
Employers Liability Insurance with limits of not less than One Million Dollars ($1,000,000) per accident, One Million Dollars ($1,000,000) per disease and One Million Dollars ($1,000,000) policy limit on disease.

(b)
Business Automobile Liability Insurance. Automobile Liability Insurance in the Contractor’s name including owned, non-owned, leased, and hired motor vehicle coverage. Limits of Liability shall not be less than One Million Dollars ($1,000,000) combined single limit per accident bodily injury and property damage (except in the case of contracts involving earthwork which limits shall not be less than Three Million Dollars ($3,000,000) combined single limit per accident bodily injury and property damage).

(c)
Commercial General Liability Insurance. Commercial General Liability Insurance in the Contractor’s name which shall include: Bodily Injury, Property Damage, Products & Completed Operations, Personal Injury with employee and contractual exclusions deleted, Blanket (written or oral) Contractual Liability, Broad Form Property Damage coverage, with combined single limits of no less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate on a per project basis, written on an occurrence basis. Limit requirements may be met by any combination of primary and/or excess/umbrella coverage, and shall include the following terms. Such insurance shall be maintained, including addition insured requirement in (i) below, for the statute of repose period allowed under Colorado law

(i)
Name , Landlord, any Superior Rights Holders and property manager and any other parties identified by Landlord in writing together with their respective agents, members, partners, employees, offices, directors, and shareholders named as additional insureds;

(ii)
Stipulate that such insurance is primary to any valid and collectible insurance carried by, or for the benefit of, any of the additional insureds and an insurance carried by Landlord or any other Landlord Indemnified Parties shall be deemed excess and non-contributing;

(iii)
Contain a separation of insureds clause and shall not exclude or preclude coverage for claims brought by an additional insured against a named insured;

(iv)
Delete any exclusions for explosion, collapse, or underground hazards;

(v)
Provide blanket waiver of subrogation against Landlord and all other Landlord Indemnified

Parties; and

(vi)
Provide that any exclusion pertaining to professional design services shall apply only to such services provided by the Named Insured in its capacity as an architect, engineer or surveyor. Such exclusion, without limitation, shall not apply to any construction means, methods, techniques, sequences, and procedures employed by the Named Insured in connection with its business as a construction contractor.
(d)
Builder’s Risk: “All risk” builders risk property insurance for the full replacement cost of the Tenant Work on a completed value basis, naming Landlord as a loss payee, providing primary (and not contributing) coverage, and including a waiver of all rights of subrogation against Landlord.

Schedule 2 I-1

SECTION 2. Subcontractors.

(a)
All subcontractors shall maintain the same policies of insurance required of the Contractor under the Contract Documents, except by exception given by Landlord in writing. The Contractor agrees that it will promptly advise Landlord in the event that any subcontractor which it wishes to retain is unable to obtain such requisite insurance coverages and will obtain Landlord's prior written approval of any deviations in such insurance coverages prior to entering into an agreement with such subcontractor. The Contractor agrees that it will contractually obligate subcontractors to promptly advise the Contractor of any changes or lapses of the requisite insurance coverages and the Contractor agrees to promptly advise Landlord of same.

(b)
The Contractor assumes all responsibility for monitoring subcontractor insurance certificates for compliance with the insurance provisions of this Schedule 2.

SECTION 3. Design. The Architect, Engineer, Contractor, or any subcontractor who performs professional design services shall procure and maintain Professional Liability Errors and Omissions Insurance which shall be provided in accordance with the following:

(a)
Professional Liability Errors and Omissions Insurance including contractual liability coverage with limits of not less than Two Million Dollars ($2,000,000);

(b)
Such coverage to be maintained in full force and effect during the term of the construction of the Tenant Work and for the applicable statute of repose period;

(c)
Any retroactive date or operative date in a specified prior acts exclusion shall pre-date the date of the Work Letter and the date that any services were provided in connection with the Tenant Work; and

(d)
The exclusion otherwise permitted in Section 1(d) above in this Schedule 2 shall not be applicable to such design services.

SECTION 4. Terms and Conditions.

(a)
Before the Contractor commences the rendition of any services or Tenant Work pursuant to the Work Letter or any Contract Documents, the Contractor shall file with Landlord one (1) valid/original certificate of insurance and two (2) copies of the same, including the required amendatory riders and endorsements, evidencing that all required insurance is in force, executed by an authorized representative of the insurance company or insurance broker. Replacement of expiring certificates shall be filed with Landlord at least ten (10) days prior to the expiration date.
(b)
The Contractor shall maintain current/valid certificates, in form and content satisfactory to Landlord, which shall be kept on file with Landlord at all times during the performance of the services rendered pursuant to the Work Letter. Such certificates shall identify the specific project and location.
(c)
The Contractor shall not make changes in or allow the required insurance coverages to lapse without Landlord's prior written approval thereto.
(d)
All policies for insurance must be endorsed to contain a provision giving Landlord a thirty (30) day prior written notice of any cancellation or non-renewal of that policy or material change in coverage.
(e)
Receipt and review by Landlord of any copies of insurance policies or insurance certificates, or failure to request such evidence of insurance, shall not relieve Contractor of any obligation to comply with the insurance provisions of the Work Letter, the Lease or this Schedule 2.
(f)
The insurance provisions in any Contract Documents, including as set forth in this Schedule 2, shall not be construed as a limitation on the Contractor's responsibilities and liabilities pursuant to the terms and conditions of the Contract Documents including, but not limited to, liability for claims in excess of the insurance limits and coverages set forth herein or any deductible or self-insured retention amounts.
(g)
All insurance required by the Contract Documents shall be provided under enforceable and valid policies issued by insurance companies (i) licensed to do business in the state where the Premises are located, and (ii) reasonably acceptable to Landlord.

Schedule 2 I-2

(h)
All insurances required by the Contract Documents shall be arranged with insurers having at least an A-VIII Best rating.
(i)
If any of the insurances to be maintained by the Contractor or subcontractors pursuant to this Agreement contains aggregate limits, such aggregate limits shall be immediately restored to the limits shown in Sections 1 and 3(a) of Schedule 2 above in the event they are impaired due to any incidents, occurrences, claims, settlements, judgments, or expenses against such insurance.

Schedule 2 I-3